As filed with the U.S. Securities and Exchange Commission on June 22, 2020.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pershing Square Tontine Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-0930174
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

787 Eleventh Avenue, 9th Floor

New York, New York 10019

(212) 813-3700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steve Milankov, Esq.

787 Eleventh Avenue, 9th Floor

New York, New York 10019

(212) 813-3700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen Fraidin, Esq. Gregory P. Patti, Jr., Esq. Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 (212) 504-6000	Paul D. Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-ninth of one redeemable warrant(2)	172,500,000 Units	$20.00	$3,450,000,000	$447,810.00
Shares of Class A common stock included as part of the units	172,500,000 Shares	—	—	—(3)
Redeemable warrants included as part of the units	19,166,666 Warrants	—	—	—(3)
Redeemable warrants to be distributed on a pro-rata basis to the holders of record of Class A common stock issued in this offering that are outstanding immediately after any redemptions of Class A common stock in connection with the initial business combination(4)	38,333,333 Warrants	—	—	—(3)
Contingent rights(5)	172,500,000 Rights	—	—	—(3)
Total			$3,450,000,000	$447,810.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 22,500,000 units, consisting of 22,500,000 shares of Class A common stock and 2,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters.
(3)	No fee pursuant to Rule 457(g).
(4)

Includes 5,000,000 redeemable warrants, which, if the underwriters’ option is exercised in full, will be distributed on a pro-rata basis to the holders of the remaining shares of Class A common stock that were issued in this offering that remain outstanding immediately after we redeem the shares of Class A common stock that the holders thereof have elected to redeem in connection with the initial business combination. Such distribution will occur immediately following the time of such redemptions, and immediately prior to the closing of the initial business combination.

(5)

The contingent rights refer to the right attached to each share of Class A common stock issued in this offering to receive a distribution, on a pro-rata basis, of 38,333,333 redeemable warrants (if the underwriters’ option is exercised in full), contingent upon such share of Class A common stock not being redeemed in connection with our initial business combination, and with the number of redeemable warrants to be distributed in respect of each unredeemed share of Class A common stock being contingent upon the aggregate number of shares of Class A common stock that are redeemed. Such rights will remain attached to our Class A common stock and are not separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2020

PRELIMINARY PROSPECTUS

$3,000,000,000

Pershing Square Tontine Holdings, Ltd.

150,000,000 Units

Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our sponsor, Pershing Square TH Sponsor, LLC, a Delaware limited liability company, is an affiliate of Pershing Square Capital Management, L.P. (“PSCM”), a registered investment advisor under the Investment Advisers Act of 1940, as amended, with approximately $10.7 billion of assets under management as of June 9, 2020. Our sponsor is wholly owned by Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd., three investment funds managed by PSCM.

This is an initial public offering of our securities. Each unit has an offering price of $20.00 and consists of one share of our Class A common stock and one-ninth of one redeemable warrant (or 16,666,666 redeemable warrants in the aggregate, assuming no exercise of the underwriters’ overallotment option), which we refer to as the “detachable redeemable warrants.” We expect the Class A common stock and detachable redeemable warrants comprising the units to begin separate trading on the NYSE on the 52nd day following the date of this prospectus, subject to the conditions described below. At such time, our public stockholders will hold Class A common stock and detachable redeemable warrants separately and no longer hold units, and the units will no longer trade or be listed on the NYSE. In addition, our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 redeemable warrants (assuming no exercise of the underwriters’ overallotment option) will be distributed on a pro-rata basis only to holders of record of the Class A common stock issued in this offering (whether acquired in this offering or afterwards) that are outstanding after the time at which we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination (which redemption time we refer to as the “initial business combination redemption time”). We refer to such warrants as the “distributable Tontine redeemable warrants” and, collectively with the detachable redeemable warrants, as the “redeemable warrants.” The distributable Tontine redeemable warrants will be distributed at the “Tontine distribution time,” which will be immediately after the initial business combination redemption time and immediately before the closing of our initial business combination.

The right of any public stockholder to receive distributable Tontine redeemable warrants with respect to each share of Class A common stock they hold is contingent upon such share of Class A common stock not being redeemed in connection with our initial business combination. The number of distributable Tontine redeemable warrants to be distributed in respect of each share of unredeemed Class A common stock is contingent upon the aggregate number of shares of Class A common stock that are redeemed in connection with our initial business combination. The right to receive distributable Tontine redeemable warrants will remain attached to our Class A common stock and will not be separately transferrable, assignable or salable. Holders of shares of Class A common stock issued in this offering (whether acquired by the holder thereof during or after this offering) will be entitled to receive the distributable Tontine redeemable warrants only in respect of shares of Class A common stock that they have not redeemed.

Each whole redeemable warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $23.00 per share, subject to adjustment as described in this prospectus, and only whole redeemable warrants are exercisable. The redeemable warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional redeemable warrants will be issued upon detachment or distribution of the redeemable warrants, as applicable, no cash will be paid in lieu of issuing fractional redeemable warrants and only whole redeemable warrants will trade.

We have also granted the underwriters a 45-day option to purchase up to an additional 22,500,000 units to cover over-allotments, if any. If the underwriters fully exercise such option, we will issue an additional 22,500,000 shares of Class A common stock and 2,500,000 detachable redeemable warrants as part of the units, and will distribute at the Tontine distribution time an additional 5,000,000 distributable Tontine redeemable warrants.

Prior to this offering, we entered into a forward purchase agreement with Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (which we refer to collectively as the “forward purchasers”), each of which is a member of our sponsor and is managed by PSCM. Pursuant to the forward purchase agreement, the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of units (which we refer to as the “committed forward purchase units”), which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an additional aggregate of $2,000,000,000 of units (which we refer to as the “additional forward purchase units”), which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any elections to purchase the up to 100,000,000 additional forward purchase units will also take place in one or more private placements, in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any entity that is managed by PSCM, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein. The proceeds of all purchases made pursuant to the forward purchase agreement will be deposited into our operating account.

We refer to the committed forward purchase units and the additional forward purchase units collectively as the “forward purchase units.” We refer to the shares of Class A common stock and warrants constituting the forward purchase units as the “forward purchase shares” and “forward purchase warrants,” respectively, and collectively with the shares of Class A common stock underlying the forward purchase warrants, the “forward purchase securities.” The forward purchase shares will have no right to receive any distributable Tontine redeemable warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by the forward purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

Concurrently with this offering, our sponsor will purchase a warrant (which we refer to as the “sponsor warrant”) for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis (including all common stock issuable upon the conversion or exercise of outstanding securities, whether or not convertible or exercisable at such time) at the time immediately following our initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash). The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

Each of our directors, other than William A. Ackman, our Chairman and Chief Executive Officer, will be given the opportunity to purchase, in a private placement concurrently with this offering, a warrant (each of which we refer to as a “director warrant”) for a purchase price of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. Assuming the maximum $2,000,000 amount of directors warrants is purchased, the director warrants and sponsor warrant, in the aggregate, will be exercisable for that number of shares constituting [●]% of the common shares of the post-combination entity on a fully diluted basis. The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant. Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account described below and the remainder will be held by us outside of the trust account, in our operating account, and used to pay expenses in connection with this offering and a potential initial business combination.

Unlike other blank check companies, our sponsor is not being afforded the opportunity to purchase 20% of our stock at a nominal price; our sponsor will, instead, purchase the sponsor warrant at its fair market value as described above, with an exercise price of $24.00 per share. Our sponsor, and any director that purchases a director warrant, will only participate in the value of our company if our stock price is at least 20% higher than the initial offering price in this offering (if such warrants are then-exercisable). Our sponsor and directors are paying fair market value (at the date of this offering) for the opportunity to realize any such gain.

As a result of this offering and the committed forward purchase, we expect to have a minimum of up to approximately $4,000,000,000 in equity capital (subject to redemptions in the case of the Class A common stock offered hereby) for use in our initial business combination (assuming that the additional forward purchase is not consummated and the underwriters’ over-allotment is not exercised and assuming no redemptions of the Class A common stock), and as much as $6,450,000,000 (assuming the additional forward purchase is consummated in full and the underwriters’ over-allotment is exercised in full and assuming no redemptions of the Class A common stock), in each case before expenses. We believe this large amount of potential equity capital distinguishes us from other blank check companies and will be attractive to potential large acquisition candidates in our initial business combination.

We will provide the holders of the shares of Class A common stock issued in this offering (whom we refer to as our “public stockholders”) with the opportunity to have all or a portion of such shares of Class A common stock redeemed upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of five business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of Class A common stock that were sold as part of the units in this offering, subject to the limitations described herein. If we are unable to complete our business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period), we will redeem 100% of the shares of Class A common stock issued in this offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the then-outstanding number of such shares, subject to applicable law and as further described herein.

	Per Unit	Total
Public offering price	$20.00	$3,000,000,000
Underwriting discounts and commissions(1)	$0.575	$86,250,000
Proceeds, before expenses, to us	$19.425	$2,913,750,000

(1)

Includes $0.375 per unit, or $56,250,000 (whether or not any amount of the underwriters’ over-allotment option is exercised) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred underwriting commission includes (i) the deferral of any underwriting discounts and commissions in excess of $30,000,000 (a deferral of $7,500,000, or $9,750,000 if the underwriters’ over-allotment option is exercised in full), plus (ii) a 2.0% rate applied to the gross offering proceeds, with such aggregate amount of deferred underwriting commissions subject to a $56,250,000 cap. Further, 50% of the aggregate deferred underwriting commissions may be reduced on a pro-rata basis, based on the number of shares of Class A common stock that are redeemed in connection with our initial business combination. The deferred commissions will be released to the underwriters only on completion of our initial business combination, as described in this prospectus. See the section of this prospectus entitled “Underwriting” for a description of compensation and other items of value payable to the underwriters.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 41 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                     , 2020.

Joint Book-Running Managers

Citigroup	Jefferies	UBS Investment Bank

Co-lead Managers

CastleOak Securities, L.P.	Loop Capital Markets	Ramirez & Co., Inc.	Siebert Williams Shank

Co-Managers

Academy Securities	C.L. King & Associates	Roberts and Ryan

                    , 2020

Our sponsor owns 100 shares of our Class B common stock, each of which carries that number of votes such that, in the aggregate, the holders of Class B common stock will have 20.0% of the voting power of the issued and outstanding shares of common stock immediately following this offering, after which time the number of votes carried by each share of Class B common stock will not be subject to any further adjustment. The 100 shares of Class B common stock will automatically convert into 100 shares of Class A common stock at the time of our initial business combination, subject to adjustment as provided herein.

Currently, there is no public market for our units, Class A common stock or redeemable warrants. We have applied to list our units on the New York Stock Exchange, or the NYSE, under the symbol “PSTH.U.” We expect that our units will be listed on the NYSE on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. The Class A common stock and detachable redeemable warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc., Jefferies LLC and UBS Securities LLC inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE. We expect that the Class A common stock and detachable redeemable warrants will be listed on the NYSE under the symbols “PSTH” and “PSTH.WS,” respectively. The distributable Tontine redeemable warrants will trade on the first trading day following their issuance at the Tontine distribution time, will be fully fungible with the detachable redeemable warrants and will also trade under the symbol “PSTH.WS.”

Of the proceeds we receive from this offering, the sale of the sponsor warrant and any director warrants as described in this prospectus, $3.0 billion or $3.45 billion if the underwriters’ over-allotment option is exercised in full ($20.00 per unit) will be deposited into a trust account located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and approximately $[●] million will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, funds deposited in the trust account will not be released from the trust account until the earliest to occur of (a) the completion of our initial business combination, (b) the redemption of the shares of Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of the shares of Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of the shares of our Class A common stock issued in this offering if we are unable to complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“additional forward purchase units” are to the up to 100,000,000 units (or such greater amount as determined by mutual agreement of the company and the forward purchasers), each consisting of one share of Class A common stock and one-third of one warrant, that the forward purchasers may elect to purchase pursuant to the forward purchase agreement;

•	“affiliate transferees” are to any entity that is managed by PSCM;

•	“we,” “us,” “company” or “our company” are to Pershing Square Tontine Holdings, Ltd.;

•	“common stock” are to our Class A common stock and our Class B common stock, collectively;

•

“committed forward purchase units” are to the 50,000,000 units, each consisting of one share of Class A common stock and one-third of one warrant, that the forward purchasers have committed to purchase pursuant to the forward purchase agreement;

•

“director warrants” are to the warrants that may be purchased by our directors, other than Mr. Ackman, in private placements simultaneously with the closing of this offering at a purchase price of up to $500,000, which will be exercisable, in whole or in part, for a percentage of the common shares of the post-combination entity (on a fully diluted basis) proportionate to the purchase price of such warrant relative to the purchase price of the sponsor warrant, and which will be subject to certain transfer restrictions and registration rights and otherwise have terms identical to those of the sponsor warrant;

•

“forward purchase agreement” are to an agreement providing for the sale of our forward purchase units to the forward purchasers (or, in the case of the additional forward purchase units, the affiliate transferees) in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination;

•	“forward purchase securities” are to the forward purchase shares, forward purchase warrants, and shares of Class A common stock underlying the forward purchase warrants;

•

“forward purchase shares” are to the shares of our Class A common stock to be issued pursuant to the forward purchase agreement, which will generally have identical terms to those of the shares of Class A common stock issued in this offering, except as described herein;

•

“forward purchase warrants” are to the warrants to be issued pursuant to the forward purchase agreement, which will generally have identical terms to those of the redeemable warrants issued in this offering, except as described herein;

•	“forward purchase units” are to the committed forward purchase units and the additional forward purchase units issuable pursuant to the forward purchase agreement;

•

“forward purchasers” are to Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company, each of which is a member of our sponsor and is managed by PSCM;

•

“initial business combination redemption time” are to the time at which we redeem the shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination, which will occur shortly before the consummation our initial business combination.

•	“management” or our “management team” are to our directors, director nominees and officers;

•

“public stockholders” are to the holders of the shares of Class A common stock issued in this offering (whether acquired during or after this offering), including our sponsor and management team, to the extent that such persons or entities purchase shares of the Class A common stock issued in this offering (whether acquired during or after this offering), provided that such status as a “public stockholder” shall only exist with respect to such shares;

•

“redeemable warrants” are to our detachable redeemable warrants included in the units issued in this offering and to the distributable Tontine redeemable warrants issuable to the remaining holders of our outstanding shares of our Class A common stock issued in this offering (after we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination), and, for the avoidance of doubt, the term “redeemable warrants” does not include the forward purchase warrants;

•	“sponsor” are to Pershing Square TH Sponsor, LLC, a Delaware limited liability company;

•

“sponsor warrant” are to the warrant purchased by our sponsor in a private placement simultaneously with the closing of this offering that will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the initial business combination; and

•

“Tontine distribution time” are to the time at which the distributable Tontine redeemable warrants will be distributed, which will occur immediately after the initial business combination redemption time and immediately prior to the closing of our initial business combination.

Each unit has an offering price of $20.00 and consists of one share of our Class A common stock and one-ninth of one detachable redeemable warrant (or 16,666,666 detachable redeemable warrants in the aggregate, assuming no exercise of the underwriters’ overallotment option). In addition, an aggregate of 33,333,333 distributable Tontine redeemable warrants (assuming no exercise of the underwriters’ overallotment option) will be distributed on a pro-rata basis to holders of record of our outstanding Class A common stock at the Tontine distribution time. Each whole redeemable warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $23.00 per share, subject to adjustment as described in this prospectus, and only whole redeemable warrants are exercisable. No fractional redeemable warrants will be issued upon detachment or distribution of our redeemable warrants, no cash will be paid in lieu of fractional redeemable warrants and only whole redeemable warrants will trade. Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole detachable redeemable warrant. The number of shares of Class A common stock that a public stockholder must hold to receive a whole distributable redeemable warrant after the Tontine distribution time will depend on the size of the pro-rata allocation of the distributable Tontine redeemable warrants.

Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

General

We are a newly organized, blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

Our sponsor is advised by Pershing Square Capital Management, L.P. (“Pershing Square” or “PSCM”), a registered investment adviser under the Investment Act of 1940, as amended, which was established in 2003 and had approximately $10.7 billion of assets under management and $9.3 billion of net assets under management as of June 9, 2020. Pershing Square has demonstrated a strong track record of historical performance. The compound annual rate of return and cumulative total return (net of fees) of Pershing Square, L.P., the investment fund managed by Pershing Square with the longest track record, from its inception on January 1, 2004 to June 9, 2020, have materially exceeded that of its benchmark, the S&P 500 Index, over the same period. In addition, Pershing Square served as co-sponsor of Justice Holdings, Ltd., a special purpose acquisition company that raised approximately $1.5 billion in its initial offering (including a $458 million investment by Pershing Square), which subsequently merged with Burger King Worldwide Inc. and later Tim Hortons to form Restaurant Brands International Inc. Pershing Square, through certain of the funds it manages, remains the second largest investor in Restaurant Brands International Inc. The stock of Restaurant Brands International, Inc. has generated a compound annual total return of 20% since its merger with Justice Holdings in 2012. The members of our sponsor are Pershing Square, L.P., Pershing Square International, Ltd., and Pershing Square Holdings, Ltd.

Our management team is led by William A. Ackman, our Chairman and Chief Executive Officer, who will work closely with the PSCM investment team and the other employees of, and resources available to, PSCM to fulfill our corporate mission. Mr. Ackman has spent 28 years in the investment management industry, the last 16 years as CEO of PSCM. PSCM’s investment strategy involves the purchase of large minority stakes in high-quality, large capitalization, growth companies during periods when they have underperformed their potential. By working with management teams and boards of directors, PSCM has assisted its portfolio companies in creating substantial long-term value.

The Pershing Square investment team is comprised of seven investment professionals with tenures at Pershing Square of 3 to 16 years, who prior to Pershing Square, served in analyst and associate roles at Apollo, Blackstone, KKR, Goldman Sachs, and Hellman & Friedman, PSCM has 30 other accounting, legal, finance, and technology professionals who will support our company on an as-needed basis.

We believe that we will have substantial competitive advantages when compared with other blank check companies and other sources of equity capital.

We will have the largest amount of committed capital of any blank check company upon the completion of this offering. As a result of this offering and the committed forward purchase, we expect to have a minimum of up to approximately $4,000,000,000 in equity capital (subject to redemptions in the case of the Class A common stock offered hereby) for use in our initial business combination (assuming that the additional forward purchase is not consummated and the underwriters’ over-allotment is not exercised and assuming no redemptions of the Class A common stock), and as much as $6,450,000,000 (assuming the additional forward purchase is consummated in full and the underwriters’ over-allotment is exercised in full and assuming no redemptions of the Class A common stock), in each case before expenses. We intend to pursue merger opportunities with private, large capitalization, high-quality, growth companies where our ownership in the merged company would generally represent a minority of shares outstanding at the time of the merger. We will use PSCM’s substantial experience in identifying, analyzing, and determining business quality and the sustainable competitive advantages of a target company, as well as its due diligence and negotiation expertise in executing a transaction.

We believe the price at which we can acquire a minority interest in a large, high-quality business is substantially lower than the price—which would generally include a substantial control premium—that would be required to acquire a controlling interest in the same company. Through a merger, we will be, in effect, facilitating the initial public offering (the “IPO”) of a large private company, where the private business will avoid the inherent costs and risks associated with the traditional IPO process. Because of PSCM’s large commitment of capital to us and the economic incentives created by our Tontine warrant structure, we can provide greater certainty to a merger partner of a large amount of committed funds and a successful deal.

We believe that our unique structure and our willingness to acquire a minority interest in a company will help facilitate the completion of a transaction on attractive terms. We believe that our unique structure will result in greater alignment and substantially less dilution than other blank check companies offer to a potential merger partner or stockholders, as explained in further detail below.

Affiliates of our sponsor are investing a minimum of $1,000,000,000 of capital at the same price as our public stockholders. Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by the company to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. Since the sponsor warrant exercise price is 20% above the price of the units being sold in this offering, it will not be dilutive until the newly merged company’s stock price increases to 20% above the price of the units, and the dilution thereafter will be limited to 5.95%. Assuming each director (other than Mr. Ackman) purchases a director warrant in the maximum amount of $500,000, the aggregate dilution from the sponsor warrant and director warrants upon their exercise will be limited to [●]%. As a result, the effective cost of our capital to a merged company will be much lower than that of the substantial majority of other blank check companies.

We also believe that the economic and market dislocation resulting from the COVID-19 pandemic has created market conditions and a resulting set of investment opportunities in four principal areas that we intend to pursue.

First, as a result of the currently high degree of stock market and debt capital market volatility, it has become increasingly difficult for even a high-quality, well-managed, large capitalization company to execute a public offering on favorable terms. Completion of an initial public offering (an “IPO”) is difficult, even for a business which has not been disrupted by the COVID-19 crisis. The inherent nature of the IPO process—whereby the pricing, the ultimate terms of the offering, and even whether or not the offering can be completed remain unknown until the day of pricing of the offering—makes the IPO process inherently uncertain and risky. We believe that this uncertainty, risk, the related upfront expenses, and the significant time required to pursue an IPO have discouraged many large private companies from attempting to execute public offerings in the current environment. As the blank check company with the largest amount of committed capital from the forward purchasers (affiliates of our sponsor)—a minimum of $1,000,000,000 and as much as $3,000,000,000 (or such greater amount as mutually agreed upon)—we believe that our ability to finalize the principal terms of a transaction with a merger partner prior to their public disclosure will make us a more attractive alternative to a traditional public offering for a substantial number of large capitalization, high-quality growth companies, particularly in the current highly volatile environment.

Second, over the past decade, numerous high-quality, venture-backed businesses have achieved significant scale, market share, competitive dominance and cash flow—we call these companies “Mature Unicorns.” Many of these companies have chosen to remain private, as there has been, until recently, limited pressure from their investors for liquidity, and large amounts of growth capital available from investors, mutual funds and hedge funds. The recent dislocations in both the stock market and private growth equity markets, combined with a number of high-profile private investment failures and disappointing IPO outcomes, have substantially reduced the amount of private funding available for these companies, while demands for liquidity from their investors have increased.

Furthermore, the short-term impact of COVID-19 on many of these Mature Unicorns has, even with respect to many of the highest quality companies in this sector, reduced their revenues and cash flows, thereby increasing their need for additional capital. In light of our large amount of committed capital and our willingness to effectuate a merger in which our stockholders will own a minority, non-controlling interest in a company, we believe that we are well positioned to facilitate the recapitalization and public offering of a Mature Unicorn on terms that will generate attractive returns for our stockholders.

Third, the economic disruption of COVID-19 has substantially negatively impacted the revenues and cash flows of many large private equity portfolio companies. In light of their typically highly leveraged balance sheets, these companies will likely require substantial equity infusions to withstand the impact of the crisis. Given our large amount of committed capital and our willingness to effectuate a merger in which our initial stockholders will be minority stockholders in a merger, we believe that we are well positioned to acquire an interest in such a target company on highly favorable terms while facilitating the company’s public offering.

Fourth, the economic disruption of COVID-19 has also negatively impacted the revenues and cash flows of many large, high-quality, private family-owned companies, which will require them to raise equity capital. We believe that our ability to recapitalize and facilitate a public offering of a family-owned business without the typical uncertainty, upfront costs and the time-consuming nature of the IPO process, will enable us to merge with a large, family-owned business on highly favorable terms.

We intend to source initial business combination opportunities through Mr. Ackman’s and PSCM’s extensive relationships network of private business owners, public and private company executives and board members, venture capital fund managers, private equity and debt fund managers, investment bankers, ultra-high net worth families and their advisors, commercial bankers, attorneys, management consultants, accountants and other transaction intermediaries. We believe that this approach, augmented by the relationships and experience of our directors, will generate a substantial number of potential transaction alternatives that will create significant value for our stockholders.

Our independent director nominees have experience with public equity and debt markets, private equity, venture capital and growth company investments, as well as corporate strategy and operations, which will further assist us in identifying potential business combination candidates.

We believe our ability to complete our initial business combination will be enhanced by how we have structured this offering.

First, our distributable Tontine redeemable warrants provide our public stockholders with an incentive not to redeem their shares of Class A common stock in connection with our initial business combination. We will issue a fixed pool of 33,333,333 distributable Tontine redeemable warrants (assuming no exercise of the underwriters’ over-allotment option); holders who choose to redeem their shares will lose the right to receive any such warrants. Public stockholders who choose not to redeem their shares of Class A common stock will share in this fixed pool with other non-redeeming holders (on a pro-rata basis), and will receive the additional warrants that were effectively surrendered by redeeming holders. As a result, public stockholders who do not redeem their shares will receive at least two-ninths of a distributable Tontine redeemable warrant per share they hold, and a proportionally greater amount as other holders elect to redeem. We believe this structure will likely lead to a lower level of redemptions, and therefore, we will likely have more funds available for our initial business combination.

Second, we have entered into a forward purchase agreement pursuant to which the forward purchasers have agreed to purchase a minimum of $1,000,000,000 of forward purchase units, and up to $3,000,000,000 of such units, or such greater amount as may be mutually agreed upon. Each forward purchase unit will be comprised of a share of our Class A common stock and one-third of one warrant, at a purchase price of $20.00 per unit, and will be sold in one or more private placements no later than simultaneously with the closing of our initial business combination. We believe this large amount of committed capital and potential incremental capital represent a competitive advantage as we seek to attract potential business combination targets.

Third, our stockholders are subject to far less potential dilution than is the case with many other blank check companies. Unlike other blank check companies, our sponsor is not being afforded the opportunity to purchase 20% of our stock at a nominal price; our sponsor will instead purchase the sponsor warrant at its fair market value, and the sponsor warrant will not be exercisable until [●] years after our initial business combination. Thus, unlike other situations in which the sponsor is entitled to a portion of the value of the company regardless as to whether the company increases or decreases in value, our sponsor will only participate in the value of our company if our stock price is at least 20% higher than the initial offering price in this offering (and only then if the sponsor warrant is exercisable at that time). Furthermore, our sponsor is paying fair market value (as of the date of such purchase) for the opportunity to realize any such gain, and any such gains will accrue to the Pershing Square funds, rather than to the individual members of a sponsor entity. We believe that this incentive structure is better aligned with our shareholders and potential merger partners, substantially less dilutive than typical incentive arrangements in other blank check companies, and therefore will be more attractive to potential investors in this offering.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our Management Team

Our management team will consist of William Ackman, our Chairman and Chief Executive Officer and Ben Hakim, our Chief Financial Officer, who will both be supported by the PSCM investment team, the broader PSCM organization and our independent directors, as further described below.

Mr. Ackman, Mr. Hakim and each other member of the PSCM investment team (the “investment team”) bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. We believe that each member of the investment team has complementary skills and experience relevant to our business strategy, as well as a track record of working together and providing creative solutions for complex transactions, which we believe represent an important competitive advantage.

The investment team has experience in:

•	sourcing, structuring, and executing on a wide range of investment opportunities;

•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term stockholder value creation;

•

leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 28 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, and a member of the Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our Chief Financial Officer. Mr. Hakim is a Partner at Pershing Square and joined the investment team in 2012. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Our Investment Team

In addition to Mr. Ackman and Mr. Hakim, our investment team includes the following individuals:

Ryan Israel is a Partner at Pershing Square and joined the investment team in 2009. Mr. Israel was previously an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January of 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

Anthony Massaro is a Partner at Pershing Square and joined the investment team in 2013. Mr. Massaro was previously a private equity associate at Apollo Global Management, where he focused on leveraged buyout and distressed debt investments across a wide range of industries. Prior to Apollo, he was an analyst at Goldman Sachs in the Natural Resources group. Mr. Massaro received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2009.

Charles Korn is a Partner at Pershing Square and joined the investment team in 2014. Mr. Korn was previously a private equity associate at KKR, where he focused on media, communications and industrials. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Korn received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2010.

Bharath Alamanda joined the Pershing Square investment team in 2017. Mr. Alamanda was previously a private equity associate at KKR, where he focused on financial services. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom Group. Mr. Alamanda received his Bachelor of Science in Engineering from Princeton University, where he graduated summa cum laude and phi beta kappa in 2013.

Feroz Qayyum joined the Pershing Square investment team in 2017. Mr. Qayyum was previously a private equity associate at Hellman & Friedman, where he evaluated and oversaw investments across a wide range of industries. Prior to Hellman & Friedman, he was an analyst in the Mergers & Acquisitions group at Evercore. Mr. Qayyum received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2013.

Our Independent Director Nominees

Our investment team’s efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of relationships of our directors, who will provide extensive experience in business and financial matters.

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first ever multi-platform brand and created content for women, by women, and reached 74 million homes at the time of its sale. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”) into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. and the Samsung Retail Advisory Board. Ms. Gersh previously served on the board of directors of comScore, Inc.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over thirty companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for Founders Fund, 8VC and many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997 while serving as its Chairman for over a decade. Mr. Ovitz is also a notable art collector and serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline D. Reses serves as the Head of Square Capital, LLC, a wholly owned subsidiary of Square, Inc. (“Square”), which focuses on facilitating small business credit to businesses which have been locked-out of traditional sources of capital. Ms. Reses expects to serve as the Executive Chairman of Square Financial

Services, a conditionally approved FDIC-insured bank owned by Square. Prior to Square, Ms. Reses was the Chief Development Officer of Yahoo! Inc. and the head of the U.S. media group at Apax Partners Worldwide LLP one of the largest global private equity firms. Ms. Reses also spent seven years at Goldman Sachs in mergers and acquisitions and the principal investment area. She previously served on the board of directors of Alibaba Group Holdings Limited, China’s largest mobile commerce company and Social Capital Hedosophia Holdings Corp. Ms. Reses sits on the boards of directors of Social Capital Hedosophia Holdings Corp. III and a number of privately held companies, as well as the Economic Advisory Council of the Federal Reserve Bank of San Francisco, the Board of Directors of the Wharton School of the University of Pennsylvania and National Public Radio (NPR). Ms. Reses is also currently serving on California Governor Newsom’s Task Force for Business and Jobs Recovery. Ms. Reses received a bachelor’s degree in economics with honors from the Wharton School of the University of Pennsylvania.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and from January 1979 until March 1, 2013 served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Leucadia National Corporation in 2019. Mr. Steinberg has previously served as a director of Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity & Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now Chairman and a director of Jefferies Financial Group Inc.

Each of our directors, director nominees and officers has agreed not to become a director or officer of any other special purpose acquisition company (other than, in the case of Ms. Reses, with respect to the special purpose acquisition company at which she currently serves as a director) with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period).

Notwithstanding our founders’ and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our stockholders from any business combination we may consummate. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See “Risk Factors—Past performance of our founders and the other members of our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.” For more information, see the section of this prospectus entitled “Management—Conflicts of Interest.”

Our Forward Purchase Agreement, Sponsor Warrant and Director Warrants

We believe our ability to complete our initial business combination will be enhanced by our having entered into the forward purchase agreement and the sale of the sponsor warrant. These purchases are intended to provide us with appropriate funding for our initial business combination.

Under the forward purchase agreement, the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any entity that is managed by PSCM, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein. The proceeds of all purchases made pursuant to the forward purchase agreement will be deposited into our operating account.

The terms of the forward purchase shares and forward purchase warrants, respectively, will generally be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering, except that the forward purchase shares will have no right to receive the distributable Tontine redeemable warrants, no redemption rights and no right to liquidating distributions from our trust account and, as long as the forward purchase securities are held by the forward purchasers or their permitted transferees, they will be subject to certain transfer restrictions and registration rights.

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by the company to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis (as defined herein) as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash). The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. The sponsor warrant and the maximum $2,000,000 amount of director warrants, in the aggregate, will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity (on a fully diluted basis). The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant. Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account and the remainder will be held by us outside of the trust account and used to pay expenses in connection with this offering and a potential initial business combination.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates substantial long-term value for our stockholders. We will seek target companies that demonstrate the characteristics set out under “Our Acquisition Criteria” below. We believe our investment team’s operational, financial and transaction experience across economic cycles and broad networks of relationships, along with our deep understanding of the equity and debt capital markets, will allow us to effectively and efficiently identify and evaluate potential opportunities for our initial business combination.

We will consider companies in a wide range of industries, but generally will seek to acquire a simple, high-quality, high-return on capital business that generates predictable growing cash flows that can be estimated within a reasonable range over the long term. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk. We are willing to accept a high degree of situational, legal, and/or capital structure complexity in a business combination if we believe that the potential for reward justifies this additional complexity, particularly if these issues can be resolved in connection with and as a result of a combination with us.

To achieve a successful initial business combination, our investment team will leverage its experience to identify a company with a strong competitive position that can benefit from being a public company in the execution of its growth and value-creation strategy. We believe our scale and structure, coupled with our investment team’s background and experience, will make us an attractive partner for high-quality management teams and owners.

Following the completion of this offering, we intend to begin the process of communicating with the network of relationships of our investment team and their affiliates to articulate the parameters for our search for a potential target initial business combination and begin the process of pursuing and reviewing potential opportunities.

Our Acquisition Criteria

Consistent with our core investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our initial business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

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Simple, predictable, and free-cash-flow-generative. We will seek companies with a proven track record of growth and profitability and predictable future financial performance that we expect will generate strong, sustainable growth in cash flows over the long term;

•

Formidable barriers to entry. We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats,” around their business, and low risks of disruption due to competition, innovation or new entrants;

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Limited exposure to extrinsic factors that we cannot control. We will seek companies that are not materially affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk;

•

Strong balance sheet. We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the de-leveraging effects of the initial business combination;

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Minimal capital markets dependency. We will seek companies that can benefit from being a public company with broader access to the capital markets and greater governance, but will seek to avoid companies that rely on capital markets to operate and grow their businesses;

•	Large capitalization. We will seek companies with large enterprise values and significant long-term growth potential that will be likely candidates for inclusion in the S&P 500 index;

•	Attractive valuation. We will seek companies at an attractive valuation relative to their long-term intrinsic value; and

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Exceptional management and governance. We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth. For target companies that require new management, we will leverage PSCM’s experience in identifying and recruiting new management.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management and our investment team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a detailed due diligence review of the issues that we deem important in order to determine a company’s business quality and estimate its intrinsic value. That due diligence review will include, among other things, financial statement analysis, detailed document reviews, meetings with incumbent management and employees, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional financial, legal and other information that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our management team will directly or indirectly own our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target company is an appropriate business with which to effectuate our initial business combination. Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Each of our directors, director nominees and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination. PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including, but not limited to, investment vehicles that may invest side-by-side with our company. We do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target because we intend that our acquisition target will be a privately owned company, and the forward purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Initial Business Combination

So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are no longer listed on the NYSE, we will not be obligated to satisfy such 80% test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business for the post-acquisition company to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for the purposes of a tender offer or for seeking stockholder approval, as applicable.

Corporate Information

Our offices are located at 787 Eleventh Avenue, 9th Floor, New York, NY 10019, and our telephone number is (212) 813-3700. Upon the closing of this offering, our website address will be [●].

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	150,000,000 units, at $20.00 per unit, each unit consisting of:

•	one share of Class A common stock;

•	one-ninth of one detachable redeemable warrant; and

•	a contingent right to receive distributable Tontine redeemable warrants.

Distribution of additional “Tontine” redeemable warrants on the Tontine distribution date	Our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 distributable Tontine redeemable warrants (assuming no exercise of the underwriters’ over-allotment option) will be distributed, at the Tontine distribution time, on a pro-rata basis only to holders of record of the shares of Class A common stock issued in this offering (whether such shares were acquired during or after this offering) that remain outstanding after we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination. Public stockholders who elect to redeem their shares of Class A common stock will not receive any distribution of distributable Tontine redeemable warrants in respect of such redeemed shares of Class A common stock.

The distribution of the distributable Tontine redeemable warrants in respect of a share of Class A common stock is contingent upon such share not being redeemed in connection with our initial business combination, and the number of distributable Tontine redeemable warrants to be distributed in respect of each such unredeemed share of Class A common stock will be contingent upon the aggregate number of shares of Class A common stock that are redeemed. The contingent rights to receive distributable Tontine redeemable warrants will remain attached to our Class A common stock, will not be separately transferrable, assignable or salable, and will not be evidenced by any certificate or instrument.

The forward purchase shares will not have any right to receive distributable Tontine redeemable warrants.

Tontine distribution time

The distribution of the distributable Tontine redeemable warrants is expected to occur immediately following the time at which we redeem any shares of our Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination (the “initial business combination redemption time”), and immediately prior to the consummation of our initial business combination (such distribution time, the “Tontine distribution time”).

Proposed NYSE symbols	Units: “PSTH.U”

Class A Common Stock: “PSTH”

Redeemable Warrants (whether the detachable redeemable warrants or the distributable Tontine redeemable warrants): “PSTH.WS”

Trading commencement and separation of Class A common stock and detachable redeemable warrants	The units will begin trading on or promptly after the date of this prospectus. We expect the Class A common stock and detachable redeemable warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc., Jefferies LLC and UBS Securities LLC, as representatives of the several underwriters (the “Representatives”), inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE. No fractional detachable redeemable warrants will be issued upon separation of the detachable redeemable warrants, no cash will be payable in lieu of fractional detachable redeemable warrants and only whole detachable redeemable warrants will trade. Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole detachable redeemable warrant. The contingent right to receive distributable Tontine redeemable warrants will not detach from our shares of Class A common stock.

Separate trading of the Class A common stock and detachable redeemable warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A common stock and detachable redeemable warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Trading commencement of distributable Tontine redeemable warrants	We expect that the distributable Tontine redeemable warrants will become tradable on the first trading day following the Tontine distribution time. Once issued, the distributable Tontine redeemable warrants will be fully fungible with the detachable redeemable warrants and will trade under the same ticker symbol. No fractional Tontine detachable redeemable warrants will be issued upon the distribution of the distributable Tontine redeemable warrants, no cash will be paid in lieu of fractional distributable Tontine redeemable warrants and only whole distributable Tontine redeemable warrants will trade. The number of shares of Class A common stock that a public stockholder must hold to receive a whole distributable Tontine redeemable warrant at the Tontine distribution time will depend on the number of shares of Class A common stock issued in this offering that remain outstanding after any redemptions of such shares in connection with our initial business combination. To the extent that any of our public stockholders elect to redeem shares of Class A common stock issued in this offering, the holders of the remaining such shares will receive a greater number of distributable Tontine redeemable warrants. By way of example, if no public stockholders elect to redeem their shares of Class A common stock in connection with our initial business combination, for every nine shares of Class A common stock held by a public stockholder and not redeemed, such holder would receive two distributable Tontine redeemable warrants. If half of the shares of Class A common stock issued in this offering are redeemed, for every nine shares of Class A common stock held by a public stockholder and not redeemed, such holder would receive four distributable Tontine redeemable warrants. The contingent right to receive such warrants will remain attached to the shares of Class A common stock sold in this offering and will not be separately transferrable, assignable or salable.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	150,000,000(1)(2)

Common Stock:

Number outstanding before this offering	100 shares of Class B common stock(3)

Number outstanding after this offering	150,000,000 shares of Class A common stock and 100 shares of Class B common stock(1)(2)(3)

[1]	Assumes no exercise of the underwriters’ over-allotment option.
[2]	Does not give effect to the issuance of any forward purchase units.
[3]

The shares of common stock included in the units are Class A common stock. The voting power of each share of Class B common stock will not be subject to any further adjustment. The 100 shares of Class B common stock were issued to our sponsor prior to this offering in connection with our formation. The 100 shares of Class B common stock will have such number of votes per share such that they will, in the aggregate, represent 20.0% of the total voting power of the issued and outstanding shares of Class A common stock and Class B common stock immediately following this offering. The 100 shares of Class B common stock will convert automatically into 100 shares of our Class A common stock upon consummation of our initial business combination, subject to adjustment as described herein. See “Description of Securities—Class B Common Stock.”

Redeemable Warrants:

Redeemable Warrants	Consists of 16,666,666 detachable redeemable warrants issued as a part of the units and 33,333,333 distributable Tontine redeemable warrants to be distributed on a pro-rata basis only to holders of record of shares of our Class A common stock issued in this offering that remain outstanding at the Tontine distribution time (in each case, assuming no exercise of the underwriters’ over-allotment option). We refer to the detachable redeemable warrants and the distributable Tontine redeemable warrants collectively as the “redeemable warrants.” Such term does not include our forward purchase warrants.

Except with regard to the manner of their issuance, the detachable redeemable warrants and the distributable Tontine redeemable warrants have the same terms and, once listed, will be fungible.

The forward purchase warrants will have the same terms as the redeemable warrants (including with respect to term, exercise price, redeemability and manner of exercise), except with respect to registration rights and transfer restrictions as described herein.

Number of redeemable warrants outstanding before this offering	0

Number of redeemable warrants outstanding after this offering	16,666,666(1)

Number of redeemable warrants outstanding after distribution of the distributable Tontine redeemable warrants in connection with our initial business combination	33,333,333(1)

Exercisability of redeemable warrants	Each whole redeemable warrant is exercisable to purchase one share of our Class A common stock and only whole redeemable warrants are exercisable. No fractional redeemable warrants will be issued upon the separation or distribution of the redeemable warrants, no cash will be paid in lieu of fractional redeemable warrants, and only whole redeemable warrants will trade.

The forward purchase warrants will be exercisable on the same terms as the redeemable warrants.

Exercise price of redeemable warrants	$23.00 per share, subject to adjustment as described herein.

In addition, if (x) we issue additional shares of Class A common stock for capital raising purposes in connection with the closing of our initial business combination at an issue or effective issue price of less than $18.40 per share (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the amount that is (i) the total equity proceeds (and interest thereon) plus (ii) the proceeds of purchases under the forward purchase agreement, that are available for the funding of our initial business combination on the date of the consummation thereof (net of redemptions) and (z) the volume-weighted average trading price of our Class A common stock during the 20-trading-day period starting on the trading day prior to the date on which we consummate our initial business combination (such price, the “Market Value”) is below $18.40 per share, the exercise price of the warrants will be adjusted, to the nearest cent, to 115% of the higher of the Newly Issued Price and the Market Value, and the $36.00 per share redemption trigger price described below under the heading “Redemption of redeemable warrants when the price per share of our Class A common stock equals or exceeds $36.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $20.00 per share redemption trigger price described below under the heading “Redemption of redeemable warrants when the price per share of our Class A common stock equals or exceeds $20.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The forward purchase warrants will have the same exercise price as the redeemable warrants and be subject to the same price adjustments described above.

Exercise period of redeemable warrants	The redeemable warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the redeemable warrants and a current prospectus relating to them is available (or we permit holders to exercise their redeemable warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the shares of Class A common stock issuable upon exercise of the redeemable warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file and, within 60 business days after such closing, have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the redeemable warrants, and to maintain a current prospectus relating to those shares of Class A common stock until the redeemable warrants expire or are redeemed; provided, that if our Class A common stock is at the time of any exercise of a redeemable warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of redeemable warrants who exercise their redeemable warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an applicable exemption is not available. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “historical fair market value” as used in this paragraph shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

The redeemable warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any redeemable warrant for cash, the exercise price will be paid directly to us.

The forward purchase warrants will have the same exercise period as the redeemable warrants.

Redemption of redeemable warrants when the price per share of our Class A common stock equals or exceeds $36.00	Once the redeemable warrants become exercisable on the later of (a) 30 days after the completion of the business combination and (b) 12 months from the closing of this offering, we may redeem the outstanding redeemable warrants at a price of $0.01 per warrant:

•	in whole and not in part;

•

upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, provided that holders will be able to exercise their warrants prior to redemption and, at our election, any such exercise may be required to be on a cashless basis as described below; and

•

if, and only if, the closing price per share of our Class A common stock equals or exceeds $36.00 per share (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the redeemable warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the redeemable warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the redeemable warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable securities laws. In the event that we require holders to exercise their warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “historical fair market value” as used in this paragraph shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

The forward purchase warrants will be redeemable on the same terms as the detachable redeemable warrants and the distributable Tontine redeemable warrants.

Redemption of redeemable warrants when the price per share of our Class A common stock equals or exceeds $20.00	Once the redeemable warrants become exercisable on the later of (a) 30 days after the completion of the business combination and (b) 12 months from the closing of this offering, we may redeem the outstanding redeemable warrants:

•	in whole and not in part;

•

upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Redeemable Warrants” based on the redemption date and the “fair market value” (as defined above) except as otherwise described below; and

•

if, and only if, the closing price per share of our Class A common stock equals or exceeds $20.00 per public share (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading-day period ending three trading days before we send the notice of redemption to the warrant holders.

This redemption feature provides us with the ability to manage our capital structure with more flexibility and allows holders the option to either (i) exercise the redeemable warrants for shares at a pre-determined fair value for the redeemable warrants based on their remaining term and the underlying share price at the time or (ii) be redeemed for $0.10 per redeemable warrant.

No fractional shares of our Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares to be issued to the holder. Please see the section of this prospectus entitled “Description of Securities—Redeemable Warrants” for additional information.

The forward purchase warrants will be redeemable on the same terms as the detachable redeemable warrants and the distributable Tontine redeemable warrants.

Forward purchase agreement	We have entered into a forward purchase agreement with the forward purchasers, pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any affiliate transferee, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein.

The proceeds of any purchases under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will not have any right to receive distributable Tontine redeemable warrants, will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation, and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities will be subject to certain transfer restrictions and have certain registration rights, as long as such forward purchase securities are held by the forward purchasers or their permitted transferees. The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other outstanding shares of Class A common stock.

Except as described above, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

Sponsor warrant

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by the company to be $[●] in consultation with a third-party, nationally recognized valuation firm. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a “fully diluted basis” as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The term “fully diluted basis” means that the number of shares deemed to be outstanding at such time will include all shares issuable upon the exercise of redeemable warrants and the forward purchase warrants, upon the exercise of stock options issued by the post-combination entity, and the shares underlying any other instrument issued by the post-combination entity, whether debt or otherwise, that is convertible or exercisable into shares of common stock, without regard to whether such warrant, option or other security is exercisable or convertible or “in-the-money” as of the time immediately following the initial business combination.

The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account described below and the remainder will be held by us outside of the trust account and used to pay expenses in connection with this offering and a potential initial business combination, such that, at the time of closing, $3.0 billion (or $3.45 billion if the underwriters exercise their over-allotment option in full) will be held in the trust account.

The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash).

Determination of purchase price of sponsor warrant	Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by the company to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable.

Transfer restrictions on sponsor warrant

The sponsor warrant (including the share capital issuable upon exercise of the sponsor warrant) will not be transferable, assignable or salable until [●] years after the completion of our initial business combination (except to certain permitted transferees and as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Sponsor Warrant”).

Cashless exercise of the sponsor warrant	If the holder of the sponsor warrant elects to exercise such warrant on a cashless basis, in whole or in part, they would pay the exercise price by surrendering all or such part of the sponsor warrant for that number of shares of the post-combination entity equal to the quotient obtained by dividing (x) the product of the number of shares to be issued upon such whole or partial exercise, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share issuable thereupon ($24.00, subject to adjustment as described herein) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of a share of the post-combination entity for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Director warrants	Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. The sponsor warrant and the maximum $2,000,000 amount of director warrants in the aggregate will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity on a fully diluted basis.

The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant (see “Principal Stockholders—Restrictions on Transfers of Director Warrants”). As described above, certain proceeds from the sale of any director warrants will be deposited in the trust account.

Class B common stock

On May 7, 2020, our sponsor acquired 100 shares of Class B common stock in exchange for a capital contribution of $25,000, or $250.00 per share. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no tangible or intangible assets. The per share purchase price of the Class B common stock was determined by dividing the amount of cash contributed to the company by the aggregate number of such shares issued. The number of votes carried by each share of Class B common stock will be such that, the 100 shares of Class B common stock will, in the aggregate, hold 20.0% of the voting power of the Class A common stock and Class B common stock issued and outstanding immediately after this offering. The voting power of each share of Class B common stock will not be subject to any further adjustment. The 100 shares of

Class B common stock will convert automatically into 100 shares of our Class A common stock upon consummation of our initial business combination and may not be converted earlier.

The shares of Class B common stock are identical to the shares of Class A common stock included in the units being issued in this offering, except that:

•

each share of Class B common stock will carry a number of votes such that, in the aggregate, the 100 shares of Class B common stock will have the voting power of 20.0% of our issued and outstanding common stock immediately following this offering, while the shares of Class A common stock will have, in the aggregate, 80.0% of the voting power of our issued and outstanding common stock immediately following this offering;

•	the 100 shares of Class B common stock automatically convert into 100 shares of Class A common stock at the time of our initial business combination, and may not be converted earlier;

•

the shares of Class B common stock will not be transferable, and the shares of Class A common stock issued upon the automatic conversion of our Class B common stock in connection with our initial business combination will not be transferable until 180 days after our initial business combination, subject to limited exceptions; and

•	the holders of the Class B common stock have the right to elect all of our directors prior to our initial business combination.

Letter agreement with sponsor, directors, director nominees and officers

Our sponsor, directors, director nominees and officers have entered into a letter agreement (the “letter agreement”) with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any shares of Class A common stock held by them in connection with the completion of our initial business combination and (ii) waive their redemption rights with respect to any shares of Class A common stock held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (B) with respect to any other provision relating to stockholder rights or pre-initial business combination activity. The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares. However, they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame. Pursuant to the letter agreement, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of our initial business combination. The parties to the letter agreement have agreed to vote any shares of common stock held by them in favor of our initial business combination. As a result, in addition to the vote of our 100 shares of Class B common stock, we would need only 56,250,001, or 37.5%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction in order to have our initial business combination approved, assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares have been issued, (iii) the parties to the letter agreement have not acquired any shares of Class A common stock and (iv) all outstanding shares are voted.

Voting	Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of Class B common stock will carry a number of votes such that the 100 shares of Class B common stock will have, in the aggregate, 20.0% of the voting power of our issued and outstanding common stock immediately following this offering, while the shares of Class A common stock will have, in the aggregate, 80.0% of the voting power of our issued and outstanding common stock immediately following this offering. The number of votes carried by each share of Class B common stock is not subject to further adjustment. In addition, the holders of our Class B common stock have the right to elect all of our directors prior to our initial business combination.

Proceeds to be held in trust account	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering, the sale of the sponsor warrant and any sale of director warrants be deposited in a trust account. Of the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants, $3,000,000,000, or $20.00 per unit ($3,450,000,000, or $20.00 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a trust account located in the United States, with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $56,250,000 (whether or not any amount of the underwriters’ over-allotment option is exercised) in deferred underwriting commissions. Any proceeds of issuances pursuant to the forward purchase agreement will not be deposited in the trust account.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from this offering and certain proceeds from the sale of the sponsor warrant and any director warrants will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any shares of Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of the shares of Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of the shares of Class A common stock issued in this offering if we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. Treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in U.S. Treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. Treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $[●] of interest annually. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the sponsor warrant not held in the trust account, which will be approximately $[●] in working capital after the payment of approximately $[●] in expenses relating to this offering (assuming we do not sell any director warrants); and

•

any loans or additional investments from our sponsor, members of our management team or their affiliates or third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses or we are considering our initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm. We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business for the post-acquisition company to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for the purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of Class A common stock by our affiliates	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Redemption rights for holders of Class A common stock issued in this offering upon completion of our initial business combination	We will provide our public stockholders with the opportunity to have all or a portion of their shares of the Class A common stock issued in this offering redeemed upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of Class A common stock issued in this offering, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $20.00 per share of Class A common stock issued in this offering. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our Class B common stock, redeemable warrants, forward purchase securities, the sponsor warrant or any director warrants. Pursuant to the letter agreement, our sponsor, directors, director nominees and officers have agreed to waive their redemption rights in connection with the completion of our business combination with respect to any shares of the Class A common stock issued in this offering that they may acquire during or after this offering.

Manner of conducting redemptions	We will provide our public stockholders with the opportunity to have all or a portion of their shares of the Class A common stock issued in this offering redeemed upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of their shares of Class A common stock, which number will be based on the requirement that we may not redeem such shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete our initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. The holders of our shares of Class B common stock will count towards this quorum and have agreed to vote their shares of Class B common stock and any shares of Class A common stock purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the 100 shares of Class B common stock held by our sponsor, we would need 56,250,001, or 37.5%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction in order to have our initial business combination approved, assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares have been issued, (iii) the parties to the letter agreement have not acquired any shares of Class A common stock and (iv) all outstanding shares are voted. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, our ability to consummate the sale of the forward purchase units prior to a stockholder vote and the ability of the forward purchase shares to participate in such vote, and the voting agreements of the holders of Class B common stock, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its shares of Class A common stock irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

Our amended and restated certificate of incorporation will provide that in no event will we redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding 15% or more of the shares issued in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares issued in this offering, unless our board of directors determines, in its sole discretion, to waive or amend such limit with respect to a particular stockholder or “group.” We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares issued in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our public stockholders’ ability to redeem to no more than 15% of the shares issued in this offering (except as otherwise permitted by our board of directors), we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our public stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares issued in this offering) for or against our initial business combination.

Redemption rights for holders of shares of Class A common stock issued in this offering in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of the sponsor warrant into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Under our amended and restated certificate of incorporation, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination (other than the forward purchase securities) or that would entitle holders thereof to receive funds from the trust account. The holders of our Class B common stock, who will collectively have 20.0% of the voting power of our issued and outstanding common stock immediately following this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Pursuant to the letter agreement, our sponsor, directors, director nominees and officers have agreed that they will not propose any amendment to our amended and restated certificate of incorporation to (i) modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to have their shares of Class A common stock redeemed upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding shares of Class A common stock issued in this offering. The letter agreement also provides that our sponsor, directors, director nominees and officers will waive their redemption rights in connection with certain proposed amendments to our amended and restated certificate of incorporation with respect to any shares of Class A common stock issued in this offering that are held by them (whether acquired by such person or entity during or after this offering).

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of shares of Class A common stock issued in this offering and distribution and liquidation if no initial business combination	Our amended and restated certificate of incorporation will provide that we will have only 24 months (or 30 months, as applicable) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month (or 30-month, as applicable) period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to any of our detachable redeemable warrants, which will expire worthless if we fail to complete our business combination within the 24-month (or 30-month, as applicable) time period.

The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our shares of Class A common stock.

Limited payments to insiders	There will be no finder’s fees, reimbursements, consulting fees, or cash or non-cash payments made to our sponsor, directors, director nominees or officers, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, directors, director nominees or officers, or their affiliates, none of which will be made from the proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants that are held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to $1,500,000 (plus accrued interest) in loans made to us by our sponsor;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing our initial business combination; and

•

Repayment of any other loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors, director nominees or officers, or their affiliates.

Audit Committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of Interest

Neither our sponsor nor any members of our management team have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or a director of the company. Members of our management team may be required to present potential business combinations to other entities to whom they have fiduciary duties before they present such opportunities to us. Any knowledge or presentation of such opportunities may therefore present conflicts of interest.

PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination. PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including, but not limited to, investment vehicles that may invest side-by-side with our company. We do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a privately owned company, and the forward purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Each of our directors, director nominees and officers has agreed not to become a director or officer of any other special purpose acquisition company (other than, in the case of Ms. Reses, with respect to the special purpose acquisition company at which she currently serves as a director) with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months (or 30 months, as applicable) after the closing of this offering.

For more information, see the section of this prospectus entitled “Management—Conflicts of Interest.”

Joseph Steinberg, one of our director nominees, is Chairman of the Board of Directors of Jefferies Financial Group, which is affiliated with Jefferies LLC, one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of, “due diligence” with respect to, the registration statement. [●] has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. See “Underwriting—Conflicts of Interest.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $20.00 per share of Class A common stock issued in this offering or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

Balance Sheet Data:	May 8, 2020
Actual
Working capital (deficiency)	$(276,358)
Total assets	325,000
Total liabilities	301,358
Shareholders’ equity	23,642

If no business combination is completed within 24 months (or 30 months, as applicable) from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our shares of Class A common stock. The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by Pershing Square, Justice Holdings, Ltd. or our management team may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, Pershing Square, Justice Holdings, Ltd. or our management team is presented for informational purposes only. Any past experience and performance of Pershing Square, Justice Holdings, Ltd. or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of Pershing Square, Justice Holdings, Ltd., or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Pershing Square.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless our initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. For instance, the NYSE rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares of common stock to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares of common stock, we would seek stockholder approval of such business combination. Except as required by law, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of the shares of Class A common stock issued in this offering do not approve of the initial business combination we complete. Please see the section of this prospectus entitled “Proposed Business—Stockholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our sponsor, directors, director nominees and officers have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Pursuant to the letter agreement, our sponsor, directors, director nominees and officers have agreed to vote their shares of Class B common stock, as well as any shares of Class A common stock issued in this offering they hold (whether purchased during or after this offering, and including in open market and privately negotiated transactions), in favor of our initial business combination. As a result, in addition to the 100 shares of Class B common stock held by our sponsor, we would need only 56,250,001, or 37.5%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction in order to have our initial business combination approved, assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares have been issued, (iii) the parties to the letter agreement have not acquired any shares of Class A common stock and (iv) all outstanding shares are voted. The Class B common stock will have, in the aggregate, 20.0% of the voting power of our outstanding shares of common stock immediately following the completion of this offering. Accordingly, if we seek stockholder approval of our initial business combination, the agreement by such parties to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of the funds from the sale of the forward purchase units to be used as part of the consideration to the sellers in our initial business combination. If the sale of the forward purchase units fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination.

We have entered into a forward purchase agreement with the forward purchasers, pursuant to which they are obligated to purchase an aggregate of at least $1,000,000,000 of committed forward purchase units, each composed of one share of Class A common stock and one-third of one warrant, at a price of $20.00 per unit, in one or more private placements that will close no later than simultaneously with the closing of our initial business combination.

The funds from the sale of the committed forward purchase units are expected to be used as part of the consideration to the sellers in our initial business combination, and to pay expenses in connection with our initial business combination and may be used for working capital in the post-transaction company. If the forward purchasers do not agree to fund more than the amount necessary to complete our initial business combination, the post-transaction company may not have enough cash available for working capital. These purchases are intended to provide us with appropriate funding for our initial business combination. If the sale of the committed forward purchase units does not close by reason of the failure of the forward purchasers to fund the purchase price, for example, or for any other reason, we may lack sufficient funds to consummate our initial business combination. In addition, the forward purchasers’ obligation to purchase the committed forward purchase units are subject to termination prior to the closing of the sale of such units by mutual written consent of us and such parties, or automatically: (i) if our initial business combination is not consummated within 24 months (or 30 months, as applicable) from the closing of this offering, unless extended in accordance with our amended and restated certificate of incorporation; or (ii) if our sponsor or we become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of our sponsor or us, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. In addition, the forward purchasers’ obligation to purchase the committed forward purchase units is subject to fulfillment of customary closing conditions, including that our initial business combination must be consummated substantially concurrently with the purchase of the forward purchase units (if the forward purchasers have not elected to make such purchase at an earlier date). In the event of any such failure to fund by the forward purchasers, any obligation is so terminated or any such condition is not satisfied and not waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder vote. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

If you elect to exercise your redemption rights with respect to your shares of Class A common stock, you will not receive any distributable Tontine redeemable warrants.

In connection with our initial business combination, public stockholders will have the opportunity to exercise their right to redeem their shares of Class A common stock for cash. However, our distributable Tontine redeemable warrants will be distributed only to the holders of record of those shares of our Class A common stock that remain outstanding after such redemptions. The distributable Tontine redeemable warrants will be distributed at the Tontine distribution time on a pro-rata basis in respect of such remaining shares of Class A common stock. Accordingly, to the extent that you elect to redeem your shares of Class A common stock, you will receive no distributable Tontine redeemable warrants in respect of such shares. The contingent right to receive the distributable Tontine redeemable warrants will remain attached to our Class A common stock, will not be separately transferable, assignable or salable, and will not be evidenced by any certificate or instrument.

Our initial business combination will require approval of our sponsor, as well as a majority of our independent directors.

Pursuant to our amended and restated certificate of incorporation, our initial business combination will require the approval of our sponsor. In addition, under NYSE rules, our initial business combination will also require the approval of a majority of our independent directors. Unless we receive the approval of our sponsor and requisite board member approvals, we will not be able to enter into a definitive merger or similar agreement relating to our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into our initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, and we do not obtain sufficient funds from the sale of our forward purchase units, we would not be able to meet such closing condition and, as a result, would not be able to proceed with our initial business combination. Furthermore, in no event will we redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate initial business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions (which amount may be reduced based upon the number of shares redeemed).

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro-rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro-rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The forward purchasers have the right to purchase up to $2,000,000,000 of additional forward purchase units prior to or simultaneously with our initial business combination pursuant to the forward purchase agreement, but have no obligation to make such purchase. Our ability to raise additional capital or consummate our initial business combination may be adversely impacted if the forward purchasers decline to exercise this right.

The forward purchasers have the right, but not the obligation, to purchase up to $2,000,000,000 of additional forward purchase units prior to or simultaneously with our initial business combination at a price of $20.00 per share. If our board of directors determines that additional capital is needed in order to consummate our initial business combination or for other reasons, and the forward purchasers or the affiliate transferees do not exercise this right in part or in full, we may not have the capital to satisfy certain conditions to our initial business combination. If the forward purchasers do elect to purchase the entire additional amount, they would receive an additional 100,000,000 shares of Class A common stock and forward purchase warrants exercisable for an additional 33,333,333 shares of Class A common stock (or such greater amount as mutually agreed upon). Depending on the terms of our initial business combination and the value of our securities at such time, this may significantly reduce and/or dilute the economic interest of our public stockholders in the post-combination entity.

The forward purchasers may elect to purchase forward units prior to our initial business combination, which could provide them with substantial influence over or control the outcome of any matter submitted to a vote of our stockholders.

If the forward purchasers elect to purchase any forward purchase units prior to our initial business combination, they will have the ability to vote their forward purchase shares on any matter submitted to our stockholders for approval. If the forward purchasers were to vote as recommended by us on a matter submitted to our stockholders for their approval (although they are under no obligation to do so), this would substantially increase the likelihood that any such matter would receive the requisite stockholder approval. For example, if the forward purchasers acquired all 50,000,000 of the committed forward purchase units prior to the record date for a stockholder vote on our initial business combination and were to vote in favor of such transaction, in addition to the voting power of such forward purchase shares and the 100 shares of Class B common stock held by our sponsor, we would need only 31,250,001, or 20.8%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction for it to be approved, assuming (i) the over-allotment option is not exercised, (ii) our sponsors, officers, directors and director nominees do not acquire any other shares of Class A common stock and (iii) all outstanding shares are voted.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating our initial business combination and may decrease our ability to conduct due diligence on potential business combination targets, in particular, as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our public stockholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem the shares of our Class A common stock issued in this offering and liquidate, in which case our public stockholders may only receive $20.00 per share, or less than such amount in certain circumstances, and our detachable redeemable warrants, sponsor warrant and any director warrants will expire worthless, and our distributable Tontine redeemable warrants will never have been distributed.

Our amended and restated certificate of incorporation will provide that we must complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively affected by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of our Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $20.00 per share, our redeemable detachable warrants, sponsor warrant and any director warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed. In certain circumstances, our public stockholders may receive less than $20.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $20.00 per share” and other risk factors below. Additionally, if you elect to exercise your redemption rights in connection with our initial business combination, you will not receive any distributable Tontine redeemable warrants.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public stockholders, or the forward purchasers may exercise their right to purchase forward purchase securities, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock or warrants.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or detachable redeemable warrants, or a combination thereof, in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, the forward purchasers may purchase forward purchase units prior to our initial business combination. None of the funds in the trust account will be used to purchase shares, redeemable warrants or forward purchase securities in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of the detachable redeemable warrants could be to reduce the number of such warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent that such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A common stock or redeemable warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem the shares of our Class A common stock issued in this offering in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to have its shares redeemed. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to our public stockholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem such shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination—Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your shares of Class A common stock or redeemable warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, and then only in connection with those shares of Class A common stock issued in this offering that such stockholder properly elected to redeem, subject to the limitation described herein, (ii) the redemption of any shares of our Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of the shares of our Class A common stock issued in this offering if we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months (or 30 months, as applicable) from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of redeemable warrants will not have any right to the proceeds held in the trust account with respect to such warrants. Accordingly, to liquidate your investment, you may be forced to sell your shares or redeemable warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on the NYSE. We expect that our units will be listed on the NYSE on the date of this prospectus. Following the date the shares of our Class A common stock and detachable redeemable warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately on the NYSE (at which time the holders of our units would hold the separate component securities and no longer hold units, and the units would no longer trade). We cannot guarantee that our securities will be approved for listing on the NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5,000,000 and we would be required to have a minimum of 300 round lot holders of our securities (or 400 round lot holders following our initial business combination). In addition, the offering price for the units included in this offering is higher than typical offerings of this type, and may result in participants in the offering purchasing a lower number of units, potentially reducing the number of round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and redeemable warrants will be listed on the NYSE, our units, Class A common stock and redeemable warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the sponsor warrant and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with the completion of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock unless our board of directors determines to waive or amend such limit with respect to you.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights without our prior consent with respect to more than an aggregate of 15% of the shares issued in this offering, which we refer to as the “Excess Shares,” unless our board of directors determines, in its sole discretion, to waive or amend such limit with respect to such stockholder or “group.” However, we would not be restricting our public stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share on our redemption of the shares of our Class A common stock issued in this offering, or less than such amount in certain circumstances, and our detachable redeemable warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries.

Furthermore, because we are obligated to pay cash for the shares of Class A common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our detachable redeemable warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed. In certain circumstances, our public stockholders may receive less than $20.00 per share, upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $20.00 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the sponsor warrant not being held in the trust account are insufficient to allow us to operate for at least the next 24 months (or 30 months, as applicable), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $20.00 per share, or less than such amount in certain circumstances, and our detachable redeemable warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months (or 30 months, as applicable), assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months (or 30 months, as applicable); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our detachable redeemable warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed. In certain circumstances, our public stockholders may receive less than $20.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $20.00 per share” and other risk factors below.

If the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for our initial business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the sponsor warrant, approximately $[●] will be available to us initially outside the trust account to fund our working capital requirements (assuming no sale of any director warrants). In the event that our offering expenses exceed our estimate of $3,533,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be affected as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $3,533,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $20.00 per share on our redemption of their shares of Class A common stock, and our detachable redeemable warrants will expire worthless, and no distributable Tontine redeemable warrants will have been distributed. In certain circumstances, our public stockholders may receive less than $20.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $20.00 per share” and other risk factors below.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance our initial business combination. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by stockholders may be less than $20.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of the shares of our Class A common stock issued in this offering, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $20.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $20.00 per share of Class A common stock issued in this offering and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account (if less than $20.00 per share) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective business target who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $20.00 per share of Class A common stock issued in this offering and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account (if less than $20.00 per share) due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $20.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the fullest extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete our initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in direct U.S. Treasury obligations (which are United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act) having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. Treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any of the shares of our Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders by redeeming their shares of Class A common stock. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination or result in our liquidation. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account, our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers, limit our ability to thoroughly conduct due diligence, or restrict our ability to negotiate and consummate a transaction in a timely manner. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro-rata portion of our trust account distributed to our public stockholders upon the redemption of their shares of Class A common stock in the event we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any claim commenced after the third anniversary of the dissolution. However, it is our intention to redeem the shares of our Class A common stock issued in this offering as soon as reasonably possible following the 24th month (or 30th month, as applicable) from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred with respect to any claim commenced after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro-rata portion of our trust account distributed to our public stockholders upon the redemption of the shares of our Class A common stock issued in this offering in the event we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. Unlike in the case of claims against stockholders relating to an unlawful liquidating distribution, however, stockholders are only liable for an unlawful redemption distribution if they knew that the redemption was unlawful.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could result in our stockholders attempting to cause us to hold an annual meeting, presenting us with an additional expense.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Our sponsor, as the holder of our Class B common stock, will have the right to elect all of our directors prior to our initial business combination, which could delay the opportunity for our stockholders to elect directors.

The holders of the Class B common stock have the right to elect all of our directors prior to our initial business combination. Accordingly, we do not expect to hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination.

We are not registering the shares of Class A common stock issuable upon exercise of the redeemable warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise redeemable warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis. If the issuance of the shares upon exercise of redeemable warrants is not registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We are not registering the shares of Class A common stock issuable upon exercise of the redeemable warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the redeemable warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination, and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the redeemable warrants, until the expiration of the redeemable warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their redeemable warrants on a cashless basis. However, no redeemable warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their redeemable warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a redeemable warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of redeemable warrants who exercise their redeemable warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any redeemable warrant, or issue securities or other compensation in exchange for the redeemable warrants in the event that we are unable to register or qualify the shares underlying the redeemable warrants under applicable state securities laws and there is no applicable exemption available. If the issuance of the shares upon exercise of the redeemable warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their redeemable warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the redeemable warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable blue sky laws or we are unable to effect such registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the redeemable warrants were offered by us in this offering.

If you exercise your redeemable warrants on a “cashless basis,” you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the redeemable warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the redeemable warrants is not effective by the 60th business day after the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement, exercise redeemable warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A common stock is at any time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of redeemable warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Third, if we call our redeemable warrants for redemption when the price per share of our Class A common stock equals or exceeds $36.00, we may require any holders wishing to exercise their warrants prior to the date of redemption to do so on a cashless basis. In any of the circumstances described above, each holder would pay the exercise price by surrendering the warrants for that number of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” ( defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “fair market value” as used in this paragraph shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent. Fourth, if we call our redeemable warrants for redemption when the price per share of our Class A common stock equals or exceeds $20.00, holders who exercise their warrants will receive that number of shares set forth in the table as described under “Description of Securities-Redeemable Warrants.” As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

The grant of registration rights may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

In connection with the sponsor warrant and pursuant to a registration rights agreement entered into with our sponsor, our sponsor or their permitted transferees can demand that we register the shares of common stock issuable upon the conversion of the sponsor warrant and certain other of our equity securities held by our sponsor. Any directors who hold director warrants and certain of their permitted transferees will also have registration rights with respect to the shares issuable upon exercise of the director warrants. Pursuant to the forward purchase agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the forward purchase warrants and the shares of Class A common stock underlying the forward purchase warrants owned by the forward purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing. The post-combination entity will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned in connection with the sponsor warrant or the forward purchase agreement are registered.

Because we are neither limited to evaluating a target business in a particular industry, nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account, our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued. In certain circumstances, our public stockholders may receive less than $20.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholder may be less than $20.00 per share” and other risk factors below.

We may, but are not required to, obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. In addition, we may issue a substantial number of shares of Class A common stock upon the exercise of our warrants for common stock. Any such issuances would dilute the interest of our public stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 3,020,000 000 shares of common stock, consisting of 3,000,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 2,850,000,000 authorized but unissued shares of Class A common stock (assuming that the underwriters have not exercised their over-allotment option) and 19,999,900 authorized but unissued shares of Class B common stock available for issuance, which amount does not take into account the forward purchase shares, shares of Class A common stock reserved for issuance upon exercise of any outstanding warrants (including the redeemable warrants, forward purchase warrants, sponsor warrant and any director warrants) or the shares of Class A common stock issuable upon conversion of Class B common stock. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. The 100 shares of Class B common stock will automatically convert into 100 shares of our Class A common stock at the time of our initial business combination.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation will provide that we may not issue securities, other than the forward purchase securities, that can vote with common stockholders on matters related to our pre-initial business combination activity). However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) vote on any initial business combination (other than the forward purchase securities) or (ii) receive funds from the trust account.

The provisions of our amended and restated certificate of incorporation that enable or limit our ability to issue securities, like all provisions of our amended and restated certificate of incorporation, may be amended with the approval of our stockholders. However, our directors, director nominees and officers have agreed, pursuant to the letter agreement, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to have their shares of common stock redeemed upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding shares of the Class A common stock issued in this offering.

The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers; and

•	may adversely affect prevailing market prices for our units, Class A common stock and/or redeemable warrants.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account, our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, on the liquidation of our trust account our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $20.00 per share” and other risk factors below.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an initial business combination candidate may resign upon completion of our initial business combination. The departure of our initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of our initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of our initial business combination candidate’s management team will remain associated with our initial business combination candidate following our initial business combination, it is possible that members of the management of our initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, directors and officers. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with us after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with our initial business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any securityholders who choose to remain securityholders following the initial business could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value.

Members of our management team and investment team will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

The members of our management team and investment team are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for our initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each member of our management team and investment team is engaged in other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our directors and independent director nominees may also serve as officers or board members for other entities. If such persons’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Directors and Officers.”

Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, directors, director nominees and officers are, and may in the future become, affiliated with entities that are engaged in a similar business, although each of our directors, director nominees and officers has agreed not to become a director or officer of any other special purpose acquisition company (other than, in the case of Ms. Reses, with respect to the special purpose acquisition company at which she currently serves as a director) with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months (or 30 months, as applicable) after the closing of this offering.

In addition, although PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination, PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including but not limited to, investment vehicles that may invest side-by-side with our company. Though we do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a privately owned company, and the forwards purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except they may make investments in public companies that issue private securities), certain conflicts described herein may still arise.

Our directors, director nominees and officers currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our directors and officers also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Accordingly, our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Directors, Director Nominees and Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, our sponsor and its affiliates have invested in diverse industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, directors, and officers with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, directors or officers. Our directors and officers may also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, directors, director nominees and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in the section of this prospectus entitled “Proposed Business—Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business with one or more domestic or international businesses affiliated with our directors, officers, or current stockholders, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since the forward purchasers, our sponsor and directors will lose the investment opportunity presented by the forward purchase agreement, the sponsor warrant and director warrants, respectively, if our initial business combination is not completed, our sponsor, directors, director nominees and officers may have a conflict of interest in determining whether a particular business combination target is appropriate for our initial business combination.

We have entered into a forward purchase agreement with the forward purchasers pursuant to which they have agreed to purchase at least $1,000,000,000, and up to an additional $2,000,000,000, of forward purchase units, for an aggregate investment of up to $3,000,000,000 (or such greater amount as mutually agreed upon). Each forward purchase unit is composed of one share of Class A common stock and one-third of one warrant, at a price of $20.00 per forward purchase unit. Purchases under the forward purchase agreement will take place in one or more private placements at any time prior to, and no later than simultaneously with, the closing of our initial business combination. If we do not complete an initial business combination, the forward purchasers will lose the investment opportunity presented by the forward purchase agreement.

Our sponsor has agreed to purchase the sponsor warrant for an aggregate purchase price of $[●]. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash). In addition, each of our directors, other than Mr. Ackman, may elect to purchase a director warrant in an amount up to $500,000, which will be exercisable for a percentage of the common shares of the post-combination entity based upon the purchase price of such director warrant in proportion to the sponsor warrant purchase price. If we do not complete an initial business combination, our sponsor will lose the investment opportunity presented by the sponsor warrant, and our directors will lose the investment opportunity presented by any director warrants they have elected to purchase.

Our sponsor, directors, director nominees and officers have agreed (A) to vote any shares of common stock owned by them in favor of any proposed business combination and (B) not to redeem any shares of Class A common stock held by them (whether acquired during or after this offering) in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target initial business, completing our initial business combination and influencing the operation of the business following our initial business combination.

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the forward purchase units and the sale of the sponsor warrant, which will cause us to be solely dependent on a single business which may have a limited number of products or services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering, the sale of the sponsor warrant and any sale of director warrants, up to $3,000,000,000 (or $3,450,000,000 if the underwriters’ over-allotment option is exercised in full), plus an additional $1,000,000,000 to $3,000,000,000 from the sale of the forward purchase units, will be available to complete our business combination and pay related fees and expenses (which includes $56,250,000 for the payment of deferred underwriting commissions). The amount available to us may be less in the event of redemptions.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We are likely to attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our initial business combination strategy, we are likely to seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if we own 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in our post business combination company, depending on valuations ascribed to the target and us in our initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the target company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete our initial business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or other governing documents in a manner that will make it easier for us to complete our initial business combination but that our stockholders or warrantholders may not support.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate their initial business combinations and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated certificate of incorporation will require the approval of holders of 65% of our common stock, and amending our warrant agreement will require a vote of holders of at least 65% of the redeemable warrants. In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to have their shares of Class A common stock redeemed for cash if we propose an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or other governing instruments or extend the time to consummate our initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of our initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. We may not issue additional securities (other than the forward purchase securities) that can vote on amendments to our amended and restated certificate of incorporation. The holders of our Class B common stock will hold, in the aggregate, 20.0% of the voting power of our common stock issued and outstanding immediately following this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. In addition, the forward purchasers may elect to acquire forward purchase units in advance of our initial business combination and be able to participate in any such vote to amend our amended and restated certificate of incorporation and/or trust agreement. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, directors, director nominees and officers have agreed, pursuant to the letter agreement, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our shares of Class A common stock if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to have their shares of Class A common stock redeemed upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding shares of the Class A common stock issued in this offering. Our stockholders are not parties to, or third-party beneficiaries of, the letter agreement and, as a result, will not have the ability to pursue remedies against our sponsor, directors or officers for any breach of the letter agreement. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreements and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial stockholders, sponsor, officers, directors and director nominees; the registration rights agreement between us, our sponsor and any purchasers of director warrants; the sponsor warrant purchase agreement between us and our sponsor; the forward purchase agreement among us and the forward purchasers; the director warrant purchase agreement between us and any director who elects to purchase a director warrant; and the administrative services agreement among us and our sponsor. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreement, the underwriting agreement. forward purchase agreement. sponsor warrant purchase agreement and director warrant purchase agreement contain certain lock-up and transfer restriction provisions with respect to the Class B common stock, forward purchase securities, sponsor warrant. director warrants and other securities held by our sponsor, officers, directors and the forward purchasers. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our certain stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the sponsor warrant and the forward purchase units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the sponsor warrant and the forward purchase units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $20.00 per share, or less in certain circumstances, plus any pro-rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account, our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor, as the holder of 100 shares of our Class B common stock, will hold 20.0% of the voting power of our issued and outstanding shares of common stock immediately following this offering (assuming our sponsor does not purchase any units in this offering). Accordingly, our sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our sponsor or its affiliates purchase any units in this offering or any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase the influence of such parties. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, prior to our initial business combination, our directors will be elected by the holders of our Class B common stock. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination. In addition, if the forward purchasers elect to purchase forward purchase units prior to our initial business combination, although they have no obligation to vote with our sponsor or as recommended by us, their ability to do so could also exert a substantial influence on actions requiring a stockholder vote.

We may amend the terms of the redeemable warrants and forward purchase warrants in a manner that may be adverse to holders of such warrants with the approval by the holders of at least 65% of the then outstanding redeemable warrants and forward purchase warrants. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of such a warrant could be decreased, all without your approval.

Our redeemable warrants and forward purchase warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the such warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding redeemable warrants and forward purchase warrants, voting together as a single class, to make any change that adversely affects the interests of the registered holders of redeemable warrants or forward purchase warrants. Accordingly, we may amend the terms of such warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding redeemable warrants and forward purchase warrants, voting together as a single class, approve of such amendment. Our ability to amend the terms of such warrants with the consent of at least 65% of the then outstanding redeemable warrants and forward purchase warrants includes, but is not limited to, amendments to increase the exercise price, convert such warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of such a warrant.

We may redeem your unexpired redeemable warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless.

We have the ability to redeem outstanding redeemable warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reference value of our Class A common stock equals or exceeds $36.00 per share (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”). If and when the redeemable warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the redeemable warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the redeemable warrants were offered by us in this offering. Redemption of the outstanding redeemable warrants could force you (i) to exercise your redeemable warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your redeemable warrants at the then-current market price when you might otherwise wish to hold your redeemable warrants or (iii) to accept the nominal redemption price which, at the time the outstanding redeemable warrants are called for redemption, is likely to be substantially less than the market value of your redeemable warrants.

In addition, we have the ability to redeem the outstanding redeemable warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the reference value equals or exceeds $20.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their redeemable warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Redeemable Warrants—Redemption of warrants. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.3611 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our redeemable warrants, sponsor warrant and any director warrants may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing detachable redeemable warrants to purchase 16,666,666 shares of our Class A common stock (or up to 19,166,666 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus, and also distributing distributable Tontine redeemable warrants to purchase 33,333,333 shares of our Class A common stock in connection with the closing of our initial business combination (or up to 38,333,333 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), each at an exercise price of $23.00 per share. In addition, no later than simultaneously with the consummation of our initial business combination, forward purchase warrants to purchase at least 50,000,000 shares of Class A common stock will be issued pursuant to the forward purchase agreement (as part of the committed forward purchase units) and as many as 150,000,000 shares of Class A common stock (or such greater amount as mutually agreed upon) if the forward purchasers elect to purchase the full amount of additional forward purchase units. In a private placement simultaneous with the closing of this offering, we will be issuing a sponsor warrant to purchase shares constituting 5.95% of the common share capital of the post-combination entity on a fully diluted basis, with an exercise price equal to $24.00 per share of the post-combination entity. In addition, our directors, other than Mr. Ackman, may elect to purchase director warrants in private placements concurrently with this offering, which if purchased in the full amount by each such director will, in the aggregate, be exercisable for [●]% of the common share capital of the post-combination entity on a fully diluted basis, with an exercise price equal to $24.00 per share of the post-combination entity.

The potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive business combination vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued, if any, to complete our initial business combination. In addition, if stockholders of a target company are to remain stockholders in the post-combination entity, the sponsor warrant, upon exercise, would reduce such holders’ ownership interest maintained in the post-combination entity by stockholders of the target company. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business.

The forward purchase warrants are identical to the redeemable warrants sold as part of the units in this offering except that, so long as they are held by the forward purchasers or their permitted transferees, such warrants (including the Class A common stock issuable upon exercise thereof) (i) may not, subject to certain limited exceptions, be transferred, assigned or sold by the forward purchasers until 180 days after the completion of our initial business combination and (ii) will be entitled to registration rights.

Because each unit contains one-ninth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-ninth of one detachable redeemable warrant. Pursuant to the warrant agreement, the redeemable warrants may only be exercised for a whole number of shares and only a whole warrant may be exercised at any given time. While holders of units (or the underlying shares of Class A common stock) who elect not to redeem such shares in connection with our initial business combination will also receive a distribution of redeemable warrants in the form of distributable Tontine redeemable warrants, it is likely that the number of distributable Tontine redeemable warrants issued to any such holder will not be a whole number. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of our initial business combination, since the detachable redeemable warrants and distributable warrants will be exercisable in the aggregate for one-third of the number of shares, as compared to units that each contain a warrant to purchase one whole share, and to provide an incentive to our public stockholders to not redeem their shares of Class A common stock. We believe this makes us a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (x) we issue additional shares of Class A common stock for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $18.40 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the amount that is (i) the total equity proceeds (and interest thereon) plus (ii) the proceeds pursuant to issuances under the forward purchase agreement, that are available for the funding of our initial business combination on the date of the consummation thereof (net of redemptions) and (z) the volume-weighted average trading price of our Class A common stock during the 20-trading-day period starting on the trading day prior to the date on which we consummate our initial business combination (such price, the “Market Value”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $36.00 per share redemption trigger price described under the heading “Description of Securities—Redeemable Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $36.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Section 203 of the DGCL affects the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.” We will take all necessary corporate action to ensure that our sponsor, its affiliates, and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and will therefore not be subject to such restrictions. See “Description of Securities—Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws.”

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. In addition, our amended and restated certificate of incorporation will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles and challenges in collecting accounts receivable;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 outbreak;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our directors and officers to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from any interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 150,000,000 units at an offering price of $20.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the sponsor warrant will be used as set forth in the following table. The estimates below assume that no director warrants are sold.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$3,000,000,000	$3,450,000,000
Gross proceeds from sponsor warrant offered in the private placement(2)	$45,000,000	$45,000,000

Total gross proceeds	$3,045,000,000	$3,495,000,000

Offering expenses(3)
Underwriting commissions (subject to $30 million cap and excluding deferred portion)(4)(5)	$30,000,000	$30,000,000
Legal fees and expenses	$2,000,000	$2,000,000
Accounting fees and expenses	$60,000	$60,000
SEC/FINRA Expenses	$673,000	$673,000
NYSE listing and filing fees	$85,000	$85,000
Director & Officer liability insurance premiums	$375,000	$375,000
Printing and engraving expenses	$40,000	$40,000
Miscellaneous	$300,000	$300,000

Total offering expenses (excluding underwriting commissions)	$3,533,000	$3,533,000
Proceeds after offering expenses	$3,011,467,000	$3,461,467,000

Held in trust account(5)	$3,000,000,000	$3,450,000,000
% of public offering size	100	100
Not held in trust account	$11,467,000	$11,467,000

The following table shows the use of the $11,467,000 of net proceeds not held in the trust account (assuming no exercise of the underwriters’ over-allotment option).(6)

	Amount	% of Total
Legal, accounting, due diligence, travel, consulting and other expenses in connection with any business combination	$4,000,000	34.88%
Legal and accounting fees related to regulatory reporting obligations	$150,000	1.31%
NYSE continued listing fees	$170,000	1.48%
Working capital to cover miscellaneous expenses (including franchise taxes)	$500,000	4.36%
Excess warrant proceeds	$6,647,000	57.97%

Total	$11,467,000	100.00%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	Estimated for the purposes of this filing.
(3)

A portion of the offering expenses can be paid from the proceeds of a loan from our sponsor of up to $1,500,000 as described in this prospectus. Any amounts drawn under this loan will be payable no later than the end of the 24-month (or 30-month, as applicable) period from the closing of this offering in which we must complete our initial business offering and will be repaid from amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(4)

Underwriting commissions will be 2.0% of the gross proceeds (up to $1.0 billion) from the units being sold in this offering, 1.5% of the gross proceeds (from $1.0 billion to $1.5 billion) from the units being sold in this offering, 1.0% of the gross proceeds (from $1.5 billion to $2.0 billion) from the units being sold in this offering and 0.5% of the gross proceeds (above $2.0 billion) from the units being sold in this offering, excluding the deferred portion of the underwriting commissions. Any underwriting commissions in excess of $30,000,000 will be added to the deferred portion of the underwriting commission.

(5)

In addition to the deferral of any underwriting commissions in excess of $30,000,000, a 2.0% rate is applicable to the deferred underwriting commissions, based on an initial offering amount of $3,000,000,000 (or up to $3,450,000,000 if the underwriters’ overallotment option is exercised in full), subject to a cap of $56,250,000 on such aggregate amount of deferred underwriting commissions. Further, 50% of the aggregate deferred underwriting commissions may be reduced on a pro-rata basis, based on the number of shares of class A common stock that are redeemed in connection with our initial business combination. Upon completion of our initial business combination, $56,250,000 of deferred commissions (whether or not any amount of the underwriters’ over-allotment option is exercised), which amount reflects the deferral of any underwriting discount in excess of $30,000,000 (a deferral of $7,500,000, or $9,750,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions, and in no event will the aggregate underwriting discounts and commissions exceed $86,250,000.

(6)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering, the sale of the sponsor warrant and any sale of director warrants be deposited in a trust account. Of the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants, $3,000,000,000 (or $3,450,000,000 if the underwriters’ over-allotment option is exercised in full), including $56,250,000 (whether or not any amount of the underwriters’ over-allotment option is exercised) of deferred underwriting commissions, will be placed in a trust account located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. Treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in U.S. Treasury obligations. We estimate that the interest earned on the trust account will be approximately $[●] per year, assuming an interest rate of [●]% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from this offering and the sale of the sponsor warrant will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any shares of our Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to have their shares of Class A common stock redeemed upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable released to us) divided by the number of then outstanding shares of the Class A common stock issued in this offering, and (c) the redemption of the shares of our Class A common stock issued in this offering if we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination. If our initial business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Our sponsor has agreed to loan us up to $1,500,000 to be used for a portion of the expenses of this offering, general corporate purposes prior to our initial business combination and potential transaction costs in connection with our intended initial business combination.

This loan will be unsecured, will bear interest on a monthly basis at the “Applicable Federal Rate” (as defined under the Internal Revenue Code of 1986, as amended) and is payable no later than the end of the 24-month (or 30-month, as applicable) period from the closing of this offering in which we must complete our initial business offering. The loan will be repaid out of proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The terms of such loans by our directors and officers, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have entered into a forward purchase agreement with the forward purchasers, pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any affiliate transferee, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein.

The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will have no right to receive our distributable Tontine redeemable warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by the forward purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem the shares of Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of such shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of our initial business combination, (ii) the redemption of any shares of our Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our shares of Class A common stock if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our shares of Class A common stock if we are unable to complete our business combination within 24 months (or 30 months, as applicable) following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, directors, director nominees and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares of Class A common stock held by them in connection with the completion of our initial business combination. The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 distributable Tontine redeemable warrants (if the underwriters do not exercise their over-allotment option) will be distributed, on a pro-rata basis, only to holders of record of the Class A common stock issued in this offering that remain outstanding at the Tontine distribution time (immediately after we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination). Public stockholders who elect to redeem their shares of Class A common stock will not receive any distributable Tontine redeemable warrants in respect of such redeemed shares of Class A common stock.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, the sponsor warrant or any director warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrant and any director warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.

At May 8, 2020, our net tangible book deficit was $276,358.00, or approximately $2,763.58 per share of Class B common stock. After giving effect to the sale of 150,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the sponsor warrant and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at May 8, 2020 would have been $5,000,002.00, or approximately $2.01 per share, representing an immediate increase in net tangible book value (as decreased by the value of 147,512,032 shares of Class A common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $2,765.59 per share to our sponsor as of the date of this prospectus and an immediate dilution (whether or not any amount of the underwriters’ over-allotment option is exercised) of $17.99 per share or 90.0% to our public stockholders not exercising their redemption rights. The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrant:

	Without Over-allotment		With Over-allotment
Public offering price		$20.00		$20.00
Net tangible book deficit before this offering	$(2,763.58)		$(2,763.58)
Increase attributable to public stockholders	$2,765.59		$2,765.59

Pro forma net tangible book value after this offering and the sale of the sponsor warrant		$2.01		$2.01

Dilution to public stockholders(1)		$17.99		$17.99

Percentage of dilution to public stockholders		90.0%		90.0%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $2,950,240,640 because holders of up to approximately 98.3% of the shares of our Class A common stock issued in this offering may redeem such shares for a pro-rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of Class A common stock issued in this offering.

The following table sets forth information with respect to our sponsor and the public stockholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Sponsor	100	0.0001%	$25,000	0.00083%	$250.00
Public Stockholders	150,000,000	99.9999%	$3,000,000,000	99.99917%	$20.00

	150,000,100	100.0000%	$3,000,025,000	100.0000%

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Option to Purchase Additional Units	With Option to Purchase Additional Units
Numerator:
Net tangible book deficit before this offering(2)	$(276,358)	$(276,358)
Net proceeds from this offering and sale of the sponsor warrant	$3,011,467,000	$3,461,467,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering(2)	$300,000	$300,000
Less: Deferred underwriting commissions(3)	$(56,250,000)	$(56,250,000)

Less: Proceeds held in trust subject to redemption	$(2,950,240,640)	$(3,400,240,640)

	$5,000,002	$5,000,002
Denominator:
Class B common stock outstanding prior to this offering	100	100
Class A common stock included in the units offered	150,000,000	172,500,000
Less: Shares subject to redemption	(147,512,032)	(170,012,032)

	2,488,068	2,488,068

(1)

The gross proceeds from the sponsor warrant to be purchased in a private placement concurrently with this offering have been estimated for purposes of the dilution calculation, and we have assumed that no director warrants will be purchased concurrently with this offering.

(2)	As of May 8, 2020.
(3)

In addition to the deferral of any underwriting discount in excess of $30,000,000 (a deferral of $7,500,000, or $9,750,000 if the underwriters’ over-allotment option is exercised in full), a 2.0% rate is applicable to the $3,000,000,000 (or up to $3,450,000,000, if the underwriters’ over-allotment option is exercised in full) proceeds of this offering, subject to a $56,250,000 cap on such aggregate amount of deferred underwriting commissions. Further, 50% of the aggregate deferred underwriting commissions may be reduced on a pro-rata basis, based on the number of shares of our Class A common stock that are redeemed in connection with our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at May 8, 2020, and as adjusted to give effect to the sale of our units and the sponsor warrant and the application of the estimated net proceeds derived from the sale of such securities:

	May 8, 2020
	Actual	As Adjusted(1)
Deferred underwriting commissions	—	$56,250,000
Class A common stock subject to possible redemption; -0- shares actual and 147,512,032 shares as adjusted(3)	—	$2,950,240,640
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, actual and as adjusted; -0- and 0 shares issued and outstanding (excluding -0- and 150,000,000 shares subject to possible redemption), actual and as adjusted, respectively(2)	—	249
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, actual and as adjusted, 100 shares issued and outstanding, actual and as adjusted	—	—
Additional paid-in capital	$25,000	$5,001,111
Accumulated deficit	$(1,358)	$(1,358)

Total shareholders’ equity	$23,642	$5,000,002

Total capitalization	$23,642	$3,011,490,642

(1)

Assumes the over-allotment option has not been exercised and that no director warrants are purchased. Excludes gross proceeds from the sale of forward purchase units that would close no later than simultaneously with the closing of our initial business combination (or earlier, if the forward purchasers so elect).

(2)

Our sponsor has agreed to loan us up to $1,500,000 to be used for a portion of the expenses of this offering, general corporate purposes prior to our initial business combination and potential transaction in connection with our intended initial business combination. As of May 8, 2020, we had not borrowed any amount under the promissory note with our sponsor.

(3)

Upon the completion of our initial business combination, we will provide our public stockholders the opportunity have their shares of the Class A common stock issued in this offering redeemed for cash equal to their pro-rata share of the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of our initial business combination, and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placements of the sponsor warrant and forward purchase units, our capital stock, debt or a combination of cash, stock and debt. Our initial business combination will be a negotiated transaction, not a hostile takeover.

The issuance of additional shares of our stock in a business combination, including the forward purchase securities:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A common stock and/or redeemable warrants.

Similarly, if we issue debt instruments or otherwise incur significant debt to bank or other lenders or owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at May 8, 2020, we had deferred offering costs of $300,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We may generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution of our sponsor of $25,000 for the 100 shares of Class B common stock. In addition, our sponsor has agreed to loan us up to $1,500,000 under an unsecured promissory note that will bear interest on a monthly basis at the Applicable Federal Rate. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $3,533,000, underwriting commissions of $30,000,000 (excluding deferred underwriting commissions of $56,250,000 (whether or not any amount of the underwriters’ over-allotment option is exercised), and (ii) the sale of the sponsor warrant for a purchase price of $[●], will be $[●] (or $[●] if the underwriters’ over-allotment option is exercised in full). Such estimate assumes that we do not sell any director warrants. Of this amount, $3,000,000,000 (or $3,450,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $56,250,000 (whether or not any amount of the underwriters’ over-allotment option is exercised) of deferred underwriting commissions. The remaining amount of approximately $[●] will not be held in the trust account. In the event that our offering expenses exceed our estimate of $3,533,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $3,533,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), and the proceeds from the sale of the forward purchase units to complete our initial business combination. We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $[●] of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our directors and officers, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $120,000 for legal and accounting fees related to regulatory reporting requirements; $135,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; and approximately $250,000 for working capital that will be used for miscellaneous expenses and reserves (including franchise taxes).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of the shares of our Class A common stock issued in this offering upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the sponsor warrant held in the trust account will be invested in U.S. Treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. Treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On May 7, 2020, our sponsor acquired 100 shares of Class B common stock in exchange for a capital contribution of $25,000, or $250.00 per share. Prior to the initial investment in the company of $25,000 by our sponsor, we had no tangible or intangible assets. The per share purchase price of the shares of Class B common stock was determined by dividing the amount of cash contributed to the company by the aggregate number of shares of Class B common stock issued. Our sponsor (assuming it does not purchase any units in this offering) will have 20.0% of the voting power of our issued and outstanding shares of common stock immediately following this offering.

Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $1,500,000 ($0 of which was outstanding as of May 8, 2020, and $673,310 of which was outstanding as of June 22, 2020) to be used for a portion of the expenses of this offering, general corporate purposes prior to our initial business combination and potential transaction costs in connection with our intended initial business combination. This loan will be unsecured, will bear interest on a monthly basis at the Applicable Federal Rate, and is payable no later than the end of the 24-month (or 30-month, as applicable) period from the closing of this offering in which we must complete our initial business offering. The loan will be repaid out of proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our directors and officers, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have entered into a forward purchase agreement with the forward purchasers, pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any affiliate transferee, but not to third parties.

The obligation of each forward purchaser to purchase the committed forward purchase units, as well as the right of each forward purchaser to purchase the additional forward purchase units, as of the date that any forward purchaser elects to purchase forward purchase units, shall be determined by multiplying the amount of the committed forward purchase units and additional forward purchase units that have not yet been purchased by a fraction, (x) the numerator of which is the gross assets under management of such forward purchaser and (y) the denominator of which is the gross assets under management of the forward purchasers in the aggregate, in each case based upon the gross assets under management as of the last day of the month prior to such notice of election to purchase forward purchase units, adjusted for future capital activity as deemed necessary.

The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will have no right to receive our distributable Tontine redeemable warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by the forward purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The term “fully diluted basis” means that the number of shares deemed to be outstanding at such time will include all shares issuable upon the exercise of redeemable warrants and the forward purchase warrants, upon the exercise of stock options issued by the post-combination entity, and the shares underlying any other instrument issued by the post-combination entity, whether debt or otherwise, that is convertible or exercisable into shares of common stock, without regard to whether such warrant, option or other security is exercisable or convertible or “in-the-money” as of the time immediately following the initial business combination. The sponsor warrant will have a term of ten years from the consummation of our initial business combination.

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. The sponsor warrant and the maximum $2,000,000 amount of director warrants, in the aggregate, will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity on a fully diluted basis. The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant. Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account and the remainder will be held by us outside of the trust account and used to pay expenses in connection with this offering and a potential initial business combination.

The purchases of the sponsor warrant, the forward purchase units and any purchases of director warrants are intended to provide us with appropriate equity funding for our initial business combination.

Our sponsor and any director purchasing a director warrant will be permitted to transfer the sponsor warrant or director warrant, respectively, to certain permitted transferees, including the affiliate transferees, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the transferor. Otherwise, the sponsor warrant and any director warrants will not, subject to certain limited exceptions, be transferable or salable until [●] years after the completion of our business combination. The sponsor warrant and any director warrants will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash).

Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. Our sponsor is entitled under the registration rights agreement to make up to four demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us, and the holders of the director warrants will be entitled to include shares issuable upon exercise of the director warrants in other registration statements filed by us. Pursuant to the forward purchase agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the forward purchase warrants and the shares of Class A common stock underlying the forward purchase warrants owned by the forward purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing. The post-combination entity will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of May 8, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a newly organized, blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

Our sponsor is advised by Pershing Square Capital Management, L.P. (“Pershing Square” or “PSCM”), a registered investment adviser under the Investment Act of 1940, as amended, which was established in 2003 and had approximately $10.7 billion of assets under management and $9.3 billion of net assets under management as of June 9, 2020. Pershing Square has demonstrated a strong track record of historical performance. The compound annual rate of return and cumulative total return (net of fees) of Pershing Square, L.P., the investment fund managed by Pershing Square with the longest track record, from its inception on January 1, 2004 to June 9, 2020, have materially exceeded that of its benchmark, the S&P 500 Index, over the same period. In addition, Pershing Square served as co-sponsor of Justice Holdings, Ltd., a special purpose acquisition company that raised approximately $1.5 billion in its initial offering (including a $458 million investment by Pershing Square), which subsequently merged with Burger King Worldwide Inc. and later Tim Hortons to form Restaurant Brands International Inc. Pershing Square, through certain of the funds it manages, remains the second largest investor in Restaurant Brands International Inc. The stock of Restaurant Brands International, Inc. has generated a compound annual total return of 20% since its merger with Justice Holdings in 2012. The members of our sponsor are Pershing Square, L.P., Pershing Square International, Ltd., and Pershing Square Holdings, Ltd.

Our management team is led by William A. Ackman, our Chairman and Chief Executive Officer, who will work closely with the PSCM investment team and the other employees of and resources available to PSCM to fulfill our corporate mission. Mr. Ackman has spent 28 years in the investment management industry, the last 16 years as CEO of PSCM. PSCM’s investment strategy involves the purchase of large minority stakes in high-quality, large capitalization, growth companies during periods when they have underperformed their potential. By working with management teams and boards of directors, PSCM has assisted its portfolio companies in creating substantial long-term value.

The Pershing Square investment team is comprised of seven investment professionals with tenures at Pershing Square of 3 to 16 years, who prior to Pershing Square, served in analyst and associate roles at Apollo, Blackstone, KKR, Goldman Sachs, and Hellman & Friedman, PSCM has 30 other accounting, legal, finance, and technology professionals who will support our company on an as-needed basis.

We believe that we will have substantial competitive advantages when compared with other blank check companies and other sources of equity capital.

We will have the largest amount of committed capital of any blank check company upon the completion of this offering. As a result of this offering and the committed forward purchase, we expect to have a minimum of up to approximately $4,000,000,000 in equity capital (subject to redemptions in the case of the Class A common stock offered hereby) for use in our initial business combination (assuming that the additional forward purchase is not consummated and the underwriters’ over-allotment is not exercised and assuming no redemptions of the Class A common stock), and as much as $6,450,000,000 (assuming the additional forward purchase is consummated in full and the underwriters’ over-allotment is exercised in full and assuming no redemptions of the Class A common stock), in each case before expenses. We intend to pursue merger opportunities with private, large capitalization, high-quality, growth companies where our ownership in the merged company would generally represent a minority of shares outstanding at the time of the merger. We will use PSCM’s substantial experience in identifying, analyzing, and determining business quality and the sustainable competitive advantages of a target company, as well as its due diligence and negotiation expertise in executing a transaction.

We believe the price at which we can acquire a minority interest in a large, high-quality business is substantially lower than the price – which would generally include a substantial control premium – that would be required to acquire a controlling interest in the same company. Through a merger, we will be, in effect, facilitating the initial public offering (the “IPO”) of a large private company, where the private business will avoid the inherent costs and risks associated with the traditional IPO process. Because of PSCM’s large commitment of capital to us and the economic incentives created by our Tontine warrant structure, we can provide greater certainty to a merger partner of a large amount of committed funds and a successful deal.

We believe that our unique structure and our willingness to acquire a minority interest in a company will help facilitate the completion of a transaction on attractive terms. We believe that our unique structure will result in greater alignment and substantially less dilution than other blank check companies offer to a potential merger partner or stockholders, as explained in further detail below.

Affiliates of our sponsor are investing a minimum of $1,000,000,000 of capital at the same price as our public stockholders. Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. Since the sponsor warrant strike price is 20% above the price of the units offered hereby, it will not be dilutive until the newly merged company’s stock price increases by 20% from the price of the units offered hereby, and the dilution thereafter will be limited to 5.95%. Assuming each director (other than Mr. Ackman) purchases a director warrant at the maximum amount of $500,000, the aggregate dilution from the sponsor warrant and director warrants will be limited to [●]%. As a result, the effective cost of our capital to a merged company will be much lower than that of the substantial majority of other blank check companies.

We also believe that the economic and market dislocation resulting from the COVID-19 pandemic has created market conditions and a resulting set of investment opportunities in four principal areas that we intend to pursue.

First, as a result of the currently high degree of stock market and debt capital market volatility, it has become increasingly difficult for even a high-quality, well-managed, large capitalization company to execute a public offering on favorable terms. Completion of an initial public offering (an “IPO”) is difficult, even for a business which has not been disrupted by the COVID-19 crisis. The inherent nature of the IPO process – whereby the pricing, the ultimate terms of the offering, and even whether or not the offering can be completed remain unknown until the day of pricing of the offering – makes the IPO process inherently uncertain and risky. We believe that this uncertainty, risk, the related upfront expenses, and the significant time required to pursue an IPO have discouraged many large private companies from attempting to execute public offerings in the current environment. As the blank check company with the largest amount of committed capital from the forward purchasers (affiliates of our sponsor)—a minimum of $1,000,000,000 and as much as $3,000,000,000 (or such greater amount as mutually agreed upon—we believe that our ability to finalize the principal terms of a transaction with a merger partner prior to their public disclosure will make us a more attractive alternative to a traditional public offering for a substantial number of large capitalization, high-quality growth companies, particularly in the current highly volatile environment.

Second, over the past decade, numerous high-quality, venture-backed businesses have achieved significant scale, market share, competitive dominance and cash flow – we call these companies “Mature Unicorns.” Many of these companies have chosen to remain private, as there has been, until recently, limited pressure from their investors for liquidity, and large amounts of growth capital available from investors, mutual funds and hedge funds. The recent dislocations in both the stock market and private growth equity markets, combined with a number of high-profile private investment failures and disappointing IPO outcomes, have substantially reduced the amount of private funding available for these companies, while demands for liquidity from their investors have increased.

Furthermore, the short-term impact of COVID-19 on many of these Mature Unicorns has, even with respect to many of the highest quality companies in this sector, reduced their revenues and cash flows, thereby increasing their need for additional capital. In light of our large amount of committed capital and our willingness to effectuate a merger in which our stockholders will own a minority, non-controlling interest in a company, we believe that we are well positioned to facilitate the recapitalization and public offering of a Mature Unicorn on terms that will generate attractive returns for our stockholders.

Third, the economic disruption of COVID-19 has substantially negatively impacted the revenues and cash flows of many large private equity portfolio companies. In light of their typically highly leveraged balance sheets, these companies will likely require substantial equity infusions to withstand the impact of the crisis. Given our large amount of committed capital and our willingness to effectuate a merger in which our initial stockholders will be minority stockholders in a merger, we believe that we are well positioned to acquire an interest in such a target company on highly favorable terms while facilitating the target company’s public offering.

Fourth, the economic disruption of COVID-19 has also negatively impacted the revenues and cash flows of many large, high-quality, private family-owned companies, which will require them to raise equity capital. We believe that our ability to recapitalize and facilitate a public offering of a family-owned business without the typical uncertainty, upfront costs and the time-consuming nature of the IPO process, will enable us to merge with a large, family-owned business on highly favorable terms.

We intend to source initial business combination opportunities through Mr. Ackman’s and PSCM’s extensive relationships network of private business owners, public and private company executives and board members, venture capital fund managers, private equity and debt fund managers, investment bankers, ultra-high net worth families and their advisors, commercial bankers, attorneys, management consultants, accountants and other transaction intermediaries. We believe that this approach, augmented by the relationships and experience of our directors, will generate a substantial number of potential transaction alternatives that will create significant value for our stockholders.

Our independent director nominees have experience with public equity and debt markets, private equity, venture capital and growth company investments, as well as corporate strategy and operations, which will further assist us in identifying potential business combination candidates.

We believe our ability to complete our initial business combination will be enhanced by how we have structured this offering.

First, our distributable Tontine redeemable warrants provide our public stockholders with an incentive not to redeem their shares of Class A common stock in connection with our initial business combination. We will issue a fixed pool of 33,333,333 distributable Tontine redeemable warrants (assuming no exercise of the underwriters’ over-allotment option); holders who choose to redeem their shares will lose the right to receive any such warrants. Public stockholders who choose not to redeem their shares of Class A common stock will share in this fixed pool with other non-redeeming holders (on a pro-rata basis), and will receive the additional warrants that were effectively surrendered by redeeming holders. As a result, public stockholders who do not redeem their shares will receive at least two-ninths of a distributable Tontine redeemable warrant per share they hold, and a proportionally greater amount as other holders elect to redeem. We believe this structure will likely lead to a lower level of redemptions, and therefore, we will likely have more funds available for our initial business combination.

Second, we have entered into a forward purchase agreement pursuant to which the forward purchasers have agreed to purchase a minimum of $1,000,000,000 of forward purchase units, and up to $3,000,000,000 of such units, or such greater amount as may be mutually agreed upon. Each forward purchase unit will be comprised of a share of our Class A common stock and one-third of one warrant, at a purchase price of $20.00 per unit, and will be sold in one or more private placements no later than simultaneously with the closing of our initial business combination. We believe this large amount of committed capital and potential incremental capital represent a competitive advantage as we seek to attract potential business combination targets.

Third, our stockholders are subject to far less potential dilution than is the case with many other blank check companies. Unlike other blank check companies, our sponsor is not being afforded the opportunity to purchase 20% of our stock at a nominal price; our sponsor will instead purchase the sponsor warrant at its fair market value, and the sponsor warrant will not be exercisable until [●] years after our initial business combination. Thus, unlike other situations in which the sponsor is entitled to a portion of the value of the company regardless as to whether the company increases or decreases in value, our sponsor will only participate in the value of our company if our stock price is at least 20% higher than the initial offering price in this offering (and only then if the sponsor warrant is exercisable at that time). Furthermore, our sponsor is paying fair market value (as of the date of such purchase) for the opportunity to realize any such gain, and any such gains will accrue to the Pershing Square funds, rather than to the individual members of a sponsor entity. We believe that this incentive structure is better aligned with our shareholders and potential merger partners, substantially less dilutive than typical incentive arrangements in other blank check companies, and therefore will be more attractive to potential investors in this offering.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our Management Team

Our management team will consist of

William Ackman, our Chairman and Chief Executive Officer and Ben Hakim, our Chief Financial Officer, who will both be supported by the PSCM investment team, the broader PSCM organization and our independent directors, as further described below.

Mr. Ackman, Mr. Hakim and each other member of the PSCM investment team (the “investment team”) bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. We believe that each member of the investment team has complementary skills and experience relevant to our business strategy, as well as a track record of working together and providing creative solutions for complex transactions, which we believe represent an important competitive advantage.

The investment team has experience in:

•	sourcing, structuring, and executing on a wide range of investment opportunities;

•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term stockholder value creation;

•

leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 28 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, and a member of the

Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our Chief Financial Officer. Mr. Hakim is a Partner at Pershing Square and joined the investment team in 2012. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Our Investment Team

In addition to Mr. Ackman and Mr. Hakim, our investment team includes the following individuals:

Ryan Israel is a Partner at Pershing Square and joined the investment team in 2009. Mr. Israel was previously an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January of 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

Anthony Massaro is a Partner at Pershing Square and joined the investment team in 2013. Mr. Massaro was previously a private equity associate at Apollo Global Management, where he focused on leveraged buyout and distressed debt investments across a wide range of industries. Prior to Apollo, he was an analyst at Goldman Sachs in the Natural Resources group. Mr. Massaro received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2009.

Charles Korn is a Partner at Pershing Square and joined the investment team in 2014. Mr. Korn was previously a private equity associate at KKR, where he focused on media, communications and industrials. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Korn received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2010.

Bharath Alamanda joined the Pershing Square investment team in 2017. Mr. Alamanda was previously a private equity associate at KKR, where he focused on financial services. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom Group. Mr. Alamanda received his Bachelor of Science in Engineering from Princeton University, where he graduated summa cum laude and phi beta kappa in 2013.

Feroz Qayyum joined the Pershing Square investment team in 2017. Mr. Qayyum was previously a private equity associate at Hellman & Friedman, where he evaluated and oversaw investments across a wide range of industries. Prior to Hellman & Friedman, he was an analyst in the Mergers & Acquisitions group at Evercore. Mr. Qayyum received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2013.

Our Independent Director Nominees

Our investment team’s efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of relationships of our directors, who will provide extensive experience in business and financial matters.

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first ever multi-platform brand and created content for women, by women, and reached 74 million homes at the time of its sale.

Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”) into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. and the Samsung Retail Advisory Board. Ms. Gersh previously served on the board of directors of comScore, Inc.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over thirty companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for Founders Fund, 8VC and many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997 while serving as its Chairman for over a decade. Mr. Ovitz is also a notable art collector and serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline D. Reses serves as the Head of Square Capital, LLC, a wholly owned subsidiary of Square, Inc. (“Square”), which focuses on facilitating small business credit to businesses which have been locked-out of traditional sources of capital. Ms. Reses expects to serve as the Executive Chairman of Square Financial Services, a conditionally approved FDIC-insured bank owned by Square. Prior to Square, Ms. Reses was the Chief Development Officer of Yahoo! Inc. and the head of the U.S. media group at Apax Partners Worldwide LLP one of the largest global private equity firms. Ms. Reses also spent seven years at Goldman Sachs in mergers and acquisitions and the principal investment area. She previously served on the board of directors of Alibaba Group Holdings Limited, China’s largest mobile commerce company and Social Capital Hedosophia Holdings Corp. Ms. Reses sits on the boards of directors of Social Capital Hedosophia Holdings Corp. III and a number of privately held companies, as well as the Economic Advisory Council of the Federal Reserve Bank of San Francisco, the Board of Directors of the Wharton School of the University of Pennsylvania and National Public Radio (NPR). Ms. Reses is also currently serving on California Governor Newsom’s Task Force for Business and Jobs Recovery. Ms. Reses received a bachelor’s degree in economics with honors from the Wharton School of the University of Pennsylvania.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and from January 1979 until March 1, 2013 served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Leucadia National Corporation in 2019. Mr. Steinberg has previously served as a director of Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity & Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now Chairman and a director of Jefferies Financial Group Inc.

Each of our directors, director nominees and officers has agreed not to become a director or officer of any other special purpose acquisition company (other than, in the case of Ms. Reses, with respect to the special purpose acquisition company at which she currently serves as a director) with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period).

Notwithstanding our founders’ and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our stockholders from any business combination we may consummate. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See “Risk Factors—Past performance of our founders and the other members of our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.” For more information, see the section of this prospectus entitled “Management—Conflicts of Interest.”

Our Forward Purchase Agreement and Sponsor Warrant

We believe our ability to complete our initial business combination will be enhanced by our having entered into the forward purchase agreement and the sale of the sponsor warrant. These purchases are intended to provide us with appropriate funding for our initial business combination.

Under the forward purchase agreement, the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any entity that is managed by PSCM, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein. The proceeds of all purchases made pursuant to the forward purchase agreement will be deposited into our operating account.

The terms of the forward purchase shares and forward purchase warrants, respectively, will generally be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering, except that the forward purchase shares will have no right to receive the distributable Tontine redeemable warrants, no redemption rights and no right to liquidating distributions from our trust account and, as long as the forward purchase securities are held by the forward purchasers or their permitted transferees, they will be subject to certain transfer restrictions and have certain registration rights.

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis (as defined herein) as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash). The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. The sponsor warrant and the maximum $2,000,000 amount of director warrants, in the aggregate, will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity on a fully diluted basis. The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant. Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account and the remainder will be held by us outside of the trust account and used to pay expenses in connection with this offering and a potential initial business combination.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates substantial long-term value for our stockholders. We will seek target companies that demonstrate the characteristics set out under “Our Acquisition Criteria” below. We believe our investment team’s operational, financial and transaction experience across economic cycles and broad networks of relationships, along with our deep understanding of the equity and debt capital markets, will allow us to effectively and efficiently identify and evaluate potential opportunities for our initial business combination.

We will consider companies in a wide range of industries, but generally will seek to acquire a simple, high-quality, high-return on capital business that generates predictable growing cash flows that can be estimated within a reasonable range over the long term. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk. We are willing to accept a high degree of situational, legal, and/or capital structure complexity in a business combination if we believe that the potential for reward justifies this additional complexity, particularly if these issues can be resolved in connection with and as a result of a combination with us.

To achieve a successful initial business combination, our investment team will leverage its experience to identify a company with a strong competitive position that can benefit from being a public company in the execution of its growth and value-creation strategy. We believe our scale and structure, coupled with our investment team’s background and experience, will make us an attractive partner for high-quality management teams and owners.

Following the completion of this offering, we intend to begin the process of communicating with the network of relationships of our investment team and their affiliates to articulate the parameters for our search for a potential target initial business combination and begin the process of pursuing and reviewing potential opportunities.

Our Acquisition Criteria

Consistent with our core investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our initial business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

•

Simple, predictable, and free-cash-flow-generative. We will seek companies with a proven track record of growth and profitability and predictable future financial performance that we expect will generate strong, sustainable growth in cash flows over the long term;

•

Formidable barriers to entry. We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats,” around their business, and low risks of disruption due to competition, innovation or new entrants;

•

Limited exposure to extrinsic factors that we cannot control. We will seek companies that are not materially affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk;

•

Strong balance sheet. We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the de-leveraging effects of the initial business combination;

•

Minimal capital markets dependency. We will seek companies that can benefit from being a public company with broader access to the capital markets and greater governance, but will seek to avoid companies that rely on capital markets to operate and grow their businesses;

•	Large capitalization. We will seek companies with large enterprise values and significant long-term growth potential that will be likely candidates for inclusion in the S&P 500 index;

•	Attractive valuation. We will seek companies at an attractive valuation relative to their long-term intrinsic value; and

•

Exceptional management and governance. We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth. For target companies that require new management, we will leverage PSCM’s experience in identifying and recruiting new management.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management and our investment team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a detailed due diligence review of the issues that we deem important in order to determine a company’s business quality and estimate its intrinsic value. That due diligence review will include, among other things, financial statement analysis, detailed document reviews, meetings with incumbent management and employees, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional financial, legal and other information that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our management team will directly or indirectly own our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target company is an appropriate business with which to effectuate our initial business combination. Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Each of our directors, director nominees and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination. PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including, but not limited to, investment vehicles that may invest side-by-side with our company. We do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target because we intend that our acquisition target will be a privately owned company, and the forward purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Initial Business Combination

So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are no longer listed on the NYSE, we will not be obligated to satisfy such 80% test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business for the post-acquisition company to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for the purposes of a tender offer or for seeking stockholder approval, as applicable.

Status as a Public Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Financial Position

As a result of this offering and the committed forward purchase, we expect to have a minimum of up to approximately $4,000,000,000 in equity capital (subject to redemptions in the case of the Class A common stock offered hereby) for use in our initial business combination (assuming that the additional forward purchase is not consummated and the underwriters’ over-allotment is not exercised and assuming no redemptions of the Class A common stock), and as much as $6,450,000,000 (assuming the additional forward purchase is consummated in full and the underwriters’ over-allotment is exercised in full and assuming no redemptions of the Class A common stock), in each case before the payment of fees and expenses associated with our initial business combination. We believe we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations strengthening its balance sheet by reducing its debt. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to tailor the consideration to be paid to the target business to fit owner’s and management’s needs and requirements. We have not, however, taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrant and the forward purchase units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

In addition to the forward purchase units, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. In the case of our initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, other than the forward purchase agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity fund sponsors, investment banking firms, consultants, accounting firms and large business enterprises. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our directors and officers, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our directors and officers. We may engage the services of professional firms (such as a boutique investment bank) or other individuals that specialize in business acquisitions on any formal basis, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s-length negotiation based on the terms of the transaction. We will engage such parties only to the extent our management determines that doing so may bring opportunities to us that may not otherwise be available to us, or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our current directors or officers, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). We have agreed to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing our initial business combination. Some of our directors and officers may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing our initial business combination with a business combination target that is affiliated with our sponsor, our directors or our officers or from making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors, officers or their affiliates. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, our directors or our officers, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Selection of a Target Business and Structuring of our Initial Business Combination

So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are no longer listed on the NYSE, we will not be obligated to satisfy such 80% test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. We intend to focus our search for our initial business combination in a single industry. By completing our business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under the NYSE’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we issue common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding (other than in a public offering);

•

any of our directors, officers or substantial security holders (as defined by NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and the number of shares or common stock to be issued, or if the number of shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors, director nominees and officers or (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control (as defined by NYSE rules).

Permitted Purchases of our Securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, the forward purchasers may exercise their right under the forward purchase agreement to acquire the forward purchase securities prior to or simultaneously with our initial business combination. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock or redeemable warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro-rata share of the trust account or vote against the business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to have all or a portion of their shares of Class A common stock redeemed upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our Class A common stock issued in this offering, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $20.00 per share of Class A common stock issued in this offering. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, directors, director nominees and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares of our Class A common stock issued in this offering held by them (whether acquired by such person during or after this offering) in connection with the completion of our business combination.

Distribution of Redeemable Warrants to Holders of Class A Common Stock Not Electing Redemption

Our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 distributable Tontine redeemable warrants (or 38,333,333 distributable Tontine redeemable warrants if the underwriters’ overallotment option is fully exercised) will be distributed, at the Tontine distribution time, on a pro-rata basis only to holders of record of the shares of our Class A common issued in this offering that are outstanding after we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination (the “initial business combination redemption time”). The Tontine distribution time will be immediately after the initial business combination redemption time and immediately prior to the closing of our initial business combination.

Each such remaining share of the Class A common stock issued in this offering will receive as a dividend that number of distributable Tontine redeemable warrants calculated as the aggregate number of distributable Tontine redeemable warrants (33,333,333, or 38,333,333 if the underwriters’ over-allotment option is exercised in full) divided by the aggregate number of then outstanding shares of Class A common stock (after we have redeemed shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination). Accordingly, public stockholders who elect to redeem their shares of Class A common stock will not receive any distributable Tontine redeemable warrants in respect of such redeemed shares of Class A common stock. The contingent right to receive the distributable Tontine redeemable warrants will remain attached to our Class A common stock, will not be separately transferrable, assignable or salable, and will not be evidenced by any form of certificate or instrument.

Our distributable Tontine redeemable warrants are otherwise identical to our detachable redeemable warrants, including with respect to exercise price, exercisability and exercise period. No fractional distributable Tontine redeemable warrants will be issued, no cash will be paid in lieu of fractional distributable Tontine redeemable warrants and only whole distributable Tontine redeemable warrants will trade. The distributable Tontine redeemable warrants will be fungible with our detachable redeemable warrants and will become tradable upon their distribution under the same stock symbol as the detachable redeemable warrants.

No distributable Tontine redeemable warrants will be distributed in respect of the forward purchase shares.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to have all or a portion of their shares of Class A common stock redeemed upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under NYSE rules, asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure a business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain ad maintain a listing for our securities on the NYSE, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem the shares of our Class A common stock issued in this offering through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of the shares of our Class A common stock issued in this offering which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem such shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete our initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of our initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our sponsor, directors, director nominees and officers will count toward this quorum, and have agreed to vote their shares of common stock in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. In addition to the 100 shares of Class B common stock held by our sponsor, we would need 56,250,001, or 37.5%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction in order to have our initial business combination approved, assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares have been issued, (iii) the parties to the letter agreement have not acquired any shares of Class A common stock and (iv) all outstanding shares are voted. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, our ability to consummate the sale of the forward purchase units prior to a stockholder vote and the ability of the forward purchase shares to participate in such vote, and the voting provisions of the letter agreement, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its shares of Class A common stock irrespective of whether they vote for or against the proposed transaction.

Our amended and restated certificate of incorporation will provide that in no event will we redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares issued in this offering, which we refer to as the “Excess Shares,” unless our board of directors determines, in its sole discretion, to waive or amend such limit with respect to a particular stockholder or “group.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares issued in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares issued in this offering (except as otherwise permitted by our board of directors), we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated certificate of incorporation does not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to our public stockholders in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for public stockholders to use electronic delivery of their shares of Class A common stock.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, we would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of our stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to us for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a share of Class A common stock delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically).

It is anticipated that the funds to be distributed to holders of the shares of our Class A common stock issued in this offering who elect to redeem their shares will be distributed promptly after the completion of our business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro-rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period).

Redemption of Class A Common Stock and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation will provide that we will have only 24 months (or 30 months, as applicable) from the closing of this offering to complete our initial business combination. If we are unable to complete our business combination within such 24-month (or 30-month, as applicable) period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of our Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of accrued interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our redeemable warrants, and our detachable redeemable warrants will expire worthless and no distributable Tontine redeemable warrants will have been issued if we fail to complete our business combination within the 24-month time period.

The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

Our sponsor, directors, director nominees and officers have agreed, pursuant to the letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to have their shares of Class A common stock redeemed upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our Class A common stock issued in this offering. However, we may not redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of such shares, such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of such shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $[●] of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any accrued interest in the trust account not required to pay our taxes as described herein, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $20.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $20.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $20.00 per share of Class A common stock issued in this offering or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $20.00 per share of Class A common stock issued in this offering. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your shares of the Class A common stock issued in this offering. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $20.00 per share of Class A common stock issued in this offering or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $20.00 per share of Class A common stock issued in this offering.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $[●] from the proceeds of this offering with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $3,533,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $3,533,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro-rata portion of our trust account distributed to our public stockholders upon the redemption of the shares of our Class A common stock issued in this offering in the event we do not complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to claims commenced after the third anniversary of the dissolution.

Furthermore, if the pro-rata portion of our trust account distributed to our public stockholders upon the redemption of their shares of Class A common stock in the event we do not complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. Unlike in the case of claims against stockholders relating to an unlawful liquidating distribution, however, stockholders are only liable for an unlawful redemption distribution if they knew that the redemption distribution was unlawful. If we are unable to complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of our Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem the shares of our Class A common stock issued in this offering as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $20.00 per share of Class A common stock issued in this offering or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $20.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any shares of our Class A common stock issued in this offering that are properly tendered in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of the shares of our Class A common stock issued in this offering if we are unable to complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro-rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection With Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of the shares of our Class A common stock issued in this offering that may take place in connection with the completion of our initial business combination and if we do not complete our initial business combination within 24 months from the closing of this offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed our initial business combination within such 24 month period).

	Redemptions in Connection With Our Initial Business Combination	Other Permitted Purchases of Class A common stock issued in this offering by Us or Our Affiliates	Redemptions If We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their shares of Class A common stock for cash equal to the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination (which is initially anticipated to be $20.00 per share of Class A common stock issued in this offering), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our Class A common stock issued in this offering, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, we will redeem all shares of our Class A common stock issued in this offering at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $20.00 per share of Class A common stock issued in this offering), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering.

	Redemptions in Connection With Our Initial Business Combination	Other Permitted Purchases of Class A common stock issued in this offering by Us or Our Affiliates	Redemptions If We Fail to Complete an Initial Business Combination

Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

The remaining Class A stockholders will also receive a distribution of an aggregate of 33,333,333 distributable Tontine redeemable warrants (assuming no exercise of the underwriters’ over-allotment option).

		If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of the shares of our Class A common stock issued in this offering if we fail to complete our business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$3,000,000,000 of the net proceeds of this offering, the sale of the sponsor warrant and any sale of director warrants will be deposited into a trust account located in the United States, with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $2,622,375,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$3,000,000,000 of the net offering proceeds, the sale of the sponsor warrant and any sale of director warrants held in trust will be invested only in U.S. Treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in U.S. Treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. We expect that the Class A common stock and the detachable redeemable warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the Representatives inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE. We will file the Current Report on Form 8-K	No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

We expect that the distributable Tontine redeemable warrants will become tradable on the day of the distribution thereof. The distributable Tontine redeemable warrants will be fully fungible with our detachable redeemable warrants and will trade under the same stock symbol.

Exercise of redeemable warrants	The redeemable warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The redeemable warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to have all or a portion of their shares of Class A common stock redeemed for cash equal to their pro-rata share of the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient

	Terms of Our Offering	Terms Under a Rule 419 Offering
	to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their shares of Class A common stock irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting.	number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Initial Business combination deadline	If we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the shares of our Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from this offering and the sale of the sponsor warrant held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any shares of our Class A common stock issued in this offering that are properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of 100% of the shares of our Class A common stock issued in this offering if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity fund sponsors and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

Our offices are at 787 Eleventh Avenue, 9th Floor, New York, NY 10019 and our telephone number is (212) 813-3700. We consider our current office space adequate for our current operations. We do not expect to lease alternative office space from an unaffiliated third party prior to consummation of this offering.

Employees

We currently have two officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and redeemable warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Management Team

Our officers, directors and director nominees are as follows:

Name	Age	Position
William A. Ackman	54	Chairman and Chief Executive Officer; Director
Ben Hakim	44	Chief Financial Officer
Lisa Gersh	61	Director Nominee
Michael Ovitz	73	Director Nominee
Jacqueline Reses	50	Director Nominee
Joseph S. Steinberg	76	Director Nominee

Our Officers

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 28 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity and hedge fund portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, and a member of the Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our Chief Financial Officer. Mr. Hakim is a Partner at Pershing Square and joined the investment team in 2012. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Our Independent Director Nominees

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first ever multi-platform brand and created content for women, by women, and reached 74 million homes at the time of its sale. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”) into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. and the Samsung Retail Advisory Board. Ms. Gersh previously served on the board of directors of comScore, Inc.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over thirty companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for Founders Fund, 8VC and many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997 while serving as its Chairman for over a decade. Mr. Ovitz is also a notable art collector and serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline D. Reses serves as the Head of Square Capital, LLC, a wholly owned subsidiary of Square, Inc. (“Square”), which focuses on facilitating small business credit to businesses which have been locked-out of traditional sources of capital. Ms. Reses expects to serve as the Executive Chairman of Square Financial Services, a conditionally approved FDIC-insured bank owned by Square. Prior to Square, Ms. Reses was the Chief Development Officer of Yahoo! Inc. and the head of the U.S. media group at Apax Partners Worldwide LLP one of the largest global private equity firms. Ms. Reses also spent seven years at Goldman Sachs in mergers and acquisitions and the principal investment area. She previously served on the board of directors of Alibaba Group Holdings Limited, China’s largest mobile commerce company and Social Capital Hedosophia Holdings Corp. Ms. Reses sits on the boards of directors of Social Capital Hedosophia Holdings Corp. III and a number of privately held companies, as well as the Economic Advisory Council of the Federal Reserve Bank of San Francisco, the Board of Directors of the Wharton School of the University of Pennsylvania and National Public Radio (NPR). Ms. Reses is also currently serving on California Governor Newsom’s Task Force for Business and Jobs Recovery. Ms. Reses received a bachelor’s degree in economics with honors from the Wharton School of the University of Pennsylvania.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and from January 1979 until March 1, 2013 served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Leucadia National Corporation in 2019. Mr. Steinberg has previously served as a director of Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity & Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now Chairman and a director of Jefferies Financial Group Inc.

Number and Terms of Office of Directors and Officers

We intend to have four directors upon the closing of this offering. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mses. Gersh and Reses and Messrs. Ovitz and Steinberg will be “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Director and Officer Compensation

None of our directors or officers has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors or officers, or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our directors and officers may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent.

Each member of the audit committee is financially literate and our board of directors has determined that [●] qualifies as an “audit committee financial expert” as defined in applicable SEC rules. [●] will serve as members of our audit committee, and [●] will serve as its Chair.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. [●] will serve as members of our compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. [●] are independent. [●] will serve as chair of the compensation committee. However, as we are not paying compensation to any employees, and have already determined director compensation, we do not expect that the Compensation Committee will meet for substantive compensation purposes prior to our initial business combination.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our current stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of our initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee. The members of our nominating and corporate governance will be [●]. [●] will serve as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist the board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee will be governed by a charter that complies with the rules of the NYSE.

Director Nominations

Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Our sponsor and its affiliates manage or advise several funds. Funds managed or advised by our sponsor or its affiliates, may compete with us for acquisition opportunities. If these funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within our sponsor or its affiliates may be suitable for both us and for a current or future sponsor-affiliated fund and may be directed to such fund rather than to us. Neither our sponsor nor members of our management team who are employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our sponsor and/or the members of our management team, in their capacities as officers, partners or managing directors of our sponsor or its affiliates or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future investment vehicles of our sponsor, or third parties, before they present such opportunities to us. Any presentation of such opportunities to our sponsor or its affiliates, other than us, may present additional conflicts.

PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination. PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including, but not limited to, investment vehicles that may invest side-by-side with our company. We do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target because we intend that our acquisition target will be a privately owned company, and the forward purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Each of our directors, director nominees and officers has agreed not to become a director or officer of any other special purpose acquisition company (other than, in the case of Ms. Reses, with respect to the special purpose acquisition company at which she currently serves as a director) with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months (or 30 months, as applicable) after the closing of this offering.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of the members of our management team or investment team are required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our sponsor, directors, director nominees and officers have agreed to waive their redemption rights with respect to any shares of our Class A common stock held by them in connection with the consummation of our initial business combination. If we do not complete our initial business combination within such applicable time period, certain proceeds of the sale of the sponsor warrant held in the trust account will be used to fund the redemption of the shares of our Class A common stock issued in this offering and the investment opportunity presented by the sponsor warrant, the director warrants and the forward purchase agreement will be lost. With certain limited exceptions in each case, the shares of Class B common stock will not be transferable, assignable or salable and the shares of Class A common stock issuable upon conversion the Class B common stock will not be transferable, assignable or salable by our sponsor or its permitted transferees until 180 days after the completion of our initial business combination, and the sponsor warrant and any director warrants will not be transferable, assignable or salable until [●] years after our initial business combination. Since our sponsor and directors and officers may directly or indirectly own common stock and warrants following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

•

Our sponsor, directors or officers may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our directors or officers to finance transaction costs in connection with an intended initial business combination.

The conflicts described above may not be resolved in our favor.

In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our directors or officers in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing our initial business combination with a company that is affiliated with our sponsor, our directors or our officers. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our sponsor, directors, director nominees and officers have agreed to vote any shares of common stock held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our directors and executive officers upon completion of this offering who beneficially owns shares of our common stock; and

•	all our directors and executive officers upon completion of this offering as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrant or any director warrants, as such warrants are not exercisable within 60 days of the date of this prospectus.

On May 7, 2020, our sponsor acquired 100 shares of Class B common stock in exchange for a capital contribution of $25,000, or $250 per share. Prior to the initial investment in the company of $25,000 by our sponsor, we had no tangible or intangible assets. The per share purchase price of the shares of Class B common stock was determined by dividing the amount of cash contributed to us by the aggregate number of shares of Class B common stock issued. The holders of our 100 shares of Class B common stock will have, in the aggregate, 20.0% of the voting power of our issued and outstanding shares immediately following this offering (assuming they do not purchase any units in this offering).

The following table presents the number of shares and percentage of our common stock beneficially owned by our sponsor, directors, director nominees and officers before and after this offering, as well as the voting power held by each such owner. The “after offering” numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that there are 150,000,100 shares of our common stock issued and outstanding after this offering, and that such beneficial owners do not purchase any units in this offering.

	Before Offering				After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Approximate Percentage of Outstanding Common Stock	Approximate Percentage of Voting Power	Number of Shares Beneficially Owned(1)	Approximate Percentage of Outstanding Common Stock	Approximate Percentage of Voting Power
Pershing Square TH Sponsor, LLC (our sponsor)	100		100%	100%	100	*	20%
William A. Ackman	—		—%	—%	—	—%	—%
Ben Hakim	—		—%	—%	—	—%	—%
Lisa Gersh	—		—%	—%	—	—%	—%
Michael Ovitz	—		—%	—%	—	—%	—%
Jacqueline Reses	—		—%	—%	—	—%	—%
Joseph S. Steinberg	—		—%	—%	—	—%	—%
All directors and executive officers as a group (6 individuals)	100	*		100%	100	*	20%

*	Less than one percent.
(1)

Interests shown consist solely of shares of Class B common stock, each of which is entitled to that number of votes such that the holders of the 100 shares of Class B common stock will have 20.0% of the voting power of our issued and outstanding shares of common stock immediately following this offering. Such shares will automatically convert into 100 shares of Class A common stock at the closing of our initial business combination, as described in the section of this prospectus entitled “Description of Securities.”

Immediately after this offering, the holders of our Class B common stock will have, in the aggregate, 20.0% of the voting power of the then-issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). The holders of our Class B common stock will have the right to elect all of our directors prior to our initial business combination. Accordingly, the holders of our Class B common stock may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.

Our sponsor, directors, director nominees and officers have agreed (A) to vote any shares of common stock owned by them in favor of any proposed business combination and (B) not to redeem any shares of common stock owned by them in connection with a stockholder vote to approve a proposed initial business combination.

Our sponsor and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Shares of Class B Common Stock

The shares of Class B common stock and any shares of Class A common stock issued upon conversion thereof are subject to transfer restrictions pursuant to a lock-up provision in the letter agreement with us entered into by our sponsor, directors, director nominees and officers, which provides that the shares of Class B common stock are not transferable or salable prior to our initial business combination, and such shares of Class A common stock are not transferable or salable until the earlier of (x) 180 days after the completion of our initial business combination or (y) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except (a) to any affiliate transferees (defined as any entity that is managed by PSCM) or (b) in the event of our liquidation prior to the completion of our initial business combination; provided, however, that in the case of clause (a), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the letter agreement and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Restrictions on Transfers of Sponsor Warrant

The sponsor warrant and any shares of common stock issued upon the exercise thereof are subject to transfer restrictions pursuant to lock-up provisions as set forth in the sponsor warrant purchase agreement. Those lock-up provisions provide that such securities are not transferable or salable until the earlier of (x) [●] years after the completion of our initial business combination or (y) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except (a) to any affiliate transferees or (b) in the event of our liquidation prior to the completion of our initial business combination; provided, however, that in the case of clause (a) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the sponsor warrant purchase agreement and by the any other agreements entered into by our sponsor with respect to such securities.

Restrictions on Transfers of Director Warrants

The director warrants and any shares of common stock issued upon the exercise thereof are subject to transfer restrictions pursuant to lock-up provisions as set forth in the director warrant purchase agreement. Those lock-up provisions provide that such securities are not transferable or salable until the earlier of (x) [●] years after the completion of our initial business combination or (y) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except (a) to our sponsor, directors and any affiliate transferees, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual pursuant to a qualified domestic relations order, or (e) in the event of our liquidation prior to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the director warrant purchase agreement and by the any other agreements entered into by any such director with respect to such securities.

Restrictions on Transfers of Forward Purchase Securities

The forward purchase securities are subject to transfer restrictions pursuant to lock-up provisions in the forward purchase agreement. Those lock-up provisions provide that such securities are not transferable or salable until the earlier of (x) 180 days after the completion of our initial business combination or (y) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except (a) to any affiliate transferee or (b) in the event of our liquidation prior to the completion of our initial business combination; provided, however, that in the case of clause (a) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the forward purchase agreement and by the same agreements entered into by the forward purchasers with respect to such securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 7, 2020, our sponsor acquired 100 shares of Class B common stock in exchange for a capital contribution of $25,000, or $250 per share. Prior to the initial investment in the company of $25,000 by our sponsor, we had no tangible or intangible assets. The per share purchase price of such shares was determined by dividing the amount of cash contributed to us by the aggregate number of shares issued. Our sponsor will hold 20.0% of the voting power of our issued and outstanding common stock immediately following this offering (assuming our sponsor does not purchase any units in this offering). The Class B common stock (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

We have entered into a forward purchase agreement with the forward purchasers, pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any affiliate transferee, but not to third parties. The forward purchasers’ obligation or right, as applicable, to purchase the forward purchase units will be allocated among the forward purchasers from time to time as described herein.

The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will have no right to receive our distributable Tontine redeemable warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by the forward purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

Our sponsor may, in its discretion, transfer, directly or indirectly, its shares of Class B common stock (including the Class A common stock issued upon conversion thereof) to any affiliate transferee, subject to compliance with applicable securities laws.

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with the us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The term “fully diluted basis” means that the number of shares deemed to be outstanding at such time will include all shares issuable upon the exercise of redeemable warrants and the forward purchase warrants, upon the exercise of stock options issued by the post-combination entity, and the shares underlying any other instrument issued by the post-combination entity, whether debt or otherwise, that is convertible or exercisable into shares of common stock, without regard to whether such warrant, option or other security is exercisable or convertible or “in-the-money” as of the time immediately following the initial business combination. The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price, multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant of [●]. The sponsor warrant and the maximum $2,000,000 amount of director warrants, in the aggregate, will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity on a fully diluted basis. The director warrants and the shares underlying the director warrants will be subject to certain transfer restrictions and registration rights, and will otherwise have terms identical to those of the sponsor warrant. Of the purchase price of the sponsor warrant and any director warrants, approximately $30,000,000 will be deposited in the trust account and the remainder will be held by us outside of the trust account and used to pay expenses in connection with this offering and a potential initial business combination.

The purchases of the sponsor warrant, any director warrants and forward purchase units are intended to provide us with appropriate equity funding for our initial business combination.

Until [●] years after our initial business combination, (i) our sponsor will be permitted to transfer the sponsor warrant only to affiliate transferees and (ii) any director owning a director warrant will be permitted to transfer such warrant only to our sponsor, other directors or affiliate transferees, with limited exceptions in each case, with any such transferee being subject to the same agreements with respect to such securities as the transferor. Otherwise, this sponsor warrant and any director warrants will not, subject to certain limited exceptions, be transferable or salable until [●] years after the completion of our business combination. The sponsor warrant and any director warrants will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash).

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, including our sponsor, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our directors, director nominees and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

PSCM has agreed to provide us office space and general administrative services at no cost.

No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $1,500,000 ($0 of which was outstanding as of May 8, 2020, and $673,310 of which was outstanding as of June 22, 2020) to be used for a portion of the expenses of this offering, general corporate purposes prior to our initial business combination and potential transaction costs in connection with our intended initial business combination. This loan will be unsecured, will bear interest on a monthly basis at the Applicable Federal Rate, and is payable no later than the end of the 24-month (or 30-month, as applicable) period from the closing of this offering in which we must complete our initial business offering. The loan will be repaid out of proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our directors and officers, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We will enter into registration rights agreements (i) with the forward purchasers, with respect to the forward purchase securities, (ii) with our sponsor, with respect to the shares issuable upon exercise of the sponsor warrant and certain other of securities of our company that they may hold and (iii) with any director who purchases a director warrant with respect to the shares issuable upon the exercise of such director warrant, which are described under the section of this prospectus entitled “Description of Securities—Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors, director nominees and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

PSCM and its affiliates (including our sponsor and the forward purchasers) will not sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination. PSCM and its affiliates may form and manage other investment vehicles investing in public companies at any time prior to the announcement of our initial business combination, including, but not limited to, investment vehicles that may invest side-by-side with our company. We do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target because we intend that our acquisition target will be a privately owned company, and the forward purchasers are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our sponsor, directors or officers unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, directors or officers, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, directors or officers, or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to $1,500,000 (plus accrued interest) in loans made to us by our sponsor;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing our initial business combination; and

•

Repayment of any other loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors or officers, or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 3,000,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $20.00 and consists of one whole share of Class A common stock and one-ninth of one redeemable warrant, which we refer to as the “detachable redeemable warrants,” and the contingent right to receive a distribution of additional redeemable warrants, which we refer to as the “distributable Tontine redeemable warrants,” and collectively with the detachable redeemable warrants, our “redeemable warrants.”

The Class A common stock and detachable redeemable warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the Representatives inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade.

The contingent right to receive distributable Tontine redeemable warrants will remain attached to the shares of Class A common stock sold in this offering, will not be separately transferrable, assignable or salable, and will not be evidenced by any form of certificate or instrument. Once our distributable Tontine redeemable warrants are issued, such warrants will be fungible with our detachable redeemable warrants. The distributable Tontine redeemable warrants are expected to be eligible for trading on the day that they are distributed, and will be fully fungible with and trade under the same stock symbol as our detachable redeemable warrants.

In no event will the Class A common stock and detachable redeemable warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 150,000,100 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option), consisting of:

•	150,000,000 shares of our Class A common stock included in the units being offered in this offering; and

•	100 shares of Class B common stock held by our sponsor.

Each share of Class B common stock will carry a number of votes such that, immediately following this offering, the 100 shares of Class B common stock will have in the aggregate, 20.0% of the voting power of our outstanding common stock immediately following this offering, and our Class A common stock, with one vote per share, will hold 80.0% of the voting power of our outstanding common stock immediately following this offering. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. The number of votes carried by each share of Class B common stock is not subject to further adjustment. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Our amended and restated certificate of incorporation authorizes the issuance of up to 3,000,000,000 shares of Class A common stock. If we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to have all or a portion of their shares of Class A common stock redeemed upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our Class A common stock issued in this offering, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $20.00 per share of Class A common stock issued in this offering. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, directors, director nominees and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares of common stock held by them in connection with the completion of our business combination.

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of the shares of Class A common stock issued in this offering for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this prospectus), if any, as well as the forward purchasers’ election to purchase forward purchase units prior to our initial business combination, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, our ability to consummate the sale of the forward purchase units prior to a stockholder vote and the ability of the forward purchase shares to participate in such vote, and the voting provision under the letter agreement, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock issued in this offering, which we refer to as the Excess Shares, unless our board of directors determines, in its sole discretion, to waive or amend such limit with respect to a particular stockholder or “group.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our stockholders’ inability to redeem the Excess Shares (except as otherwise permitted by our board of directors) will reduce their influence over our ability to complete our business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our business combination, our sponsor, directors, director nominees and officers have agreed to vote their common stock in favor of our initial business combination. As a result, in addition to the 100 shares of Class B common stock, we would need only 56,250,001, or 37.5%, of the 150,000,000 shares of Class A common stock issued in this offering to be voted in favor of a transaction in order to have our initial business combination approved, assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares have been issued, (iii) the parties to the letter agreement have not acquired any shares of Class A common stock and (iv) all outstanding shares are voted. Additionally, each public stockholder may elect to redeem its shares of Class A common stock irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our business combination within 24 months (or 30 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the shares of our Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock issued in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to have all or a portion of their shares of the Class A common stock issued in this offering redeemed for cash equal to their pro-rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Class B Common Stock

Our Class B common stock is identical to the Class A common stock included in the units being issued in this offering, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) each share of Class B common stock is entitled to that number of votes such that the 100 shares of Class B common stock hold, in the aggregate, 20.0% of the voting power of our outstanding and issued common stock immediately following this offering, (ii) only the shares of Class B common stock are entitled to vote for the election of directors prior to our initial business combination, (iii) the shares of Class B common stock are subject to certain transfer restrictions, as described in more detail below (iv) the shares of Class B common stock will automatically convert into 100 shares of our Class A common stock at the time of our initial business combination, subject to adjustment as provided herein, and may not convert earlier, and (v) the shares of Class A common stock issued upon conversion of Class B common stock are subject to certain registration rights.

Our sponsor, directors, director nominees and officers have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to any shares of common stock held by them in connection with the completion of our initial business combination and (B) waive their redemption rights with respect to any shares of common stock held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (x) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (y) with respect to any other provision relating to stockholders’ rights on pre-initial business combination activity. Pursuant to the letter agreement, if we submit our business combination to our public stockholders for a vote, our sponsor, directors, director nominees and officers have agreed to vote any shares of common stock held by them in favor of our initial business combination.

The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, and therefore will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any shares of Class A common stock sold in this offering that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our initial business combination within the prescribed time frame.

The 100 shares of Class B common stock will automatically convert into 100 shares of Class A common stock at the time of our initial business combination (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like).

The shares of Class B common stock are not transferable, assignable or salable, with certain limited exceptions, including transfers to the affiliate transferees, each of whom will be subject to the same transfer restrictions.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Contingent Right

We refer to the right attached to each share of Class A common stock sold in this offering to receive a dividend of distributable Tontine redeemable warrants as a contingent right. Whether any distributable Tontine redeemable warrants are distributed in respect of a share of Class A common stock is contingent upon such share of Class A common stock not being redeemed in connection with our initial business combination, and the number of distributable Tontine redeemable warrants to be distributed in respect of each unredeemed share of Class A common stock upon such distribution is contingent upon the aggregate number of shares of Class A common stock that are redeemed. The contingent right to receive distributable Tontine redeemable warrants will remain attached to our Class A common stock, will not be separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.

Redeemable Warrants

Our redeemable warrants include our detachable redeemable warrants and our distributable Tontine redeemable warrants. Each unit issued in this offering will include one-ninth of one detachable redeemable warrant (an aggregate of 16,666,666 such warrants or 19,166,666 if the underwriters’ overallotment option is exercised in full), and the contingent right to receive distributable Tontine redeemable warrants.

Our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 distributable Tontine redeemable warrants (or 38,333,333 distributable Tontine redeemable warrants if the underwriters’ over-allotment option is exercised in full) will be distributed at the Tontine distribution time, on a pro-rata basis, only to the holders of record of the remaining shares of Class A common stock issued in this offering that are outstanding after we redeem the shares of Class A shares common stock that the holders thereof have elected to redeem in connection with our initial business combination. The Tontine distribution time will be immediately after the initial business combination redemption time and immediately prior to the closing of our initial business combination.

The redeemable warrants and the forward purchase warrants will be issued pursuant to the same warrant agreement, and accordingly will have identical terms in all respects, except that the forward purchase warrants (along with the shares of Class A common stock underlying the forward purchase warrants) will be subject to certain transfer restrictions and registration rights as long as they are held by the forward purchasers or their permitted transferees.

Each whole redeemable warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $23.00 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its redeemable warrants only for a whole number of shares of Class A common stock. This means that only a whole redeemable warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon the separation or the distribution of the redeemable warrants, no cash will be paid in lieu of fractional warrants and only whole warrants will trade. Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole redeemable warrant prior to our initial business combination. The redeemable warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a redeemable warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the redeemable warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No redeemable warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the redeemable warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a redeemable warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any redeemable warrant. In the event that a registration statement is not effective for the exercised redeemable warrants, the purchaser of a unit containing such redeemable warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the redeemable warrants. We will use our best efforts to cause the same to become effective within 60 business days after such closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of redeemable warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “fair market value” as used in this paragraph shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per share of our Class A common stock equals or exceeds $36.00. Once the warrants become exercisable, we may call the redeemable warrants (and the forward purchase warrants) for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption to each warrantholder, provided that holders will be able to exercise their warrants prior to the time of redemption and, at our election, any such exercise may be required to be on a cashless basis as described below; and

•

if, and only if, the closing price of the Class A common stock equals or exceeds $36.00 per share (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading-day period ending three trading days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we elect to require any holder wishing to exercise their warrants to do so on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “fair market value” as used in this paragraph shall mean the volume-weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. In determining whether to require any such exercises to be made on a cashless basis in connection with this redemption provision, we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of such warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the redeemable warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the redeemable warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $36.00 redemption trigger price (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”) as well as the $23.00 (for whole shares) redeemable warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $20.00. In addition, once the warrants become exercisable, we may call the redeemable warrants (and the forward purchase warrants) for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below; and

•

if, and only if, the closing price of our Class A common stock equals or exceeds $20.00 per public share (subject to adjustment as described under the heading “Description of Securities—Redeemable Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading-day period ending three trading days before we send the notice of redemption to the warrant holders;.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our Class A common stock that a holder of redeemable warrants will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume-weighted average price of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading-day period described above ends.

Pursuant to the warrant agreement, references above to shares of our Class A common stock shall include a security other than shares of our Class A common stock into which the shares of our Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of our Class A common stock to be issued upon exercise of the redeemable warrants if we are not the surviving entity following our initial business combination.

Redemption Date (period to expiration of warrants)	Fair Market Value of our Class A Common Stock
	<$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$32.00	$34.00	>$36.00
60	0.2375	0.2586	0.2778	0.2952	0.3111	0.3254	0.3385	0.3503	0.3611
57	0.2334	0.2552	0.2750	0.2930	0.3093	0.3242	0.3377	0.3500	0.3611
54	0.2291	0.2515	0.2719	0.2905	0.3075	0.3229	0.3369	0.3496	0.3611
51	0.2245	0.2475	0.2686	0.2879	0.3054	0.3214	0.3359	0.3491	0.3611
48	0.2195	0.2433	0.2651	0.2850	0.3032	0.3198	0.3349	0.3486	0.3611
45	0.2142	0.2386	0.2612	0.2819	0.3008	0.3181	0.3338	0.3481	0.3611
42	0.2083	0.2336	0.2569	0.2785	0.2982	0.3162	0.3326	0.3475	0.3611
39	0.2020	0.2280	0.2523	0.2747	0.2953	0.3141	0.3313	0.3469	0.3611
36	0.1950	0.2220	0.2472	0.2705	0.2920	0.3118	0.3298	0.3462	0.3611
33	0.1874	0.2153	0.2415	0.2659	0.2884	0.3092	0.3281	0.3454	0.3611
30	0.1791	0.2078	0.2351	0.2606	0.2844	0.3062	0.3263	0.3445	0.3611
27	0.1698	0.1995	0.2279	0.2547	0.2798	0.3029	0.3241	0.3435	0.3611
24	0.1594	0.1901	0.2198	0.2480	0.2745	0.2990	0.3217	0.3423	0.3611
21	0.1478	0.1795	0.2105	0.2402	0.2684	0.2946	0.3188	0.3409	0.3611
18	0.1347	0.1673	0.1997	0.2312	0.2612	0.2893	0.3154	0.3393	0.3611
15	0.1198	0.1531	0.1870	0.2204	0.2526	0.2830	0.3113	0.3374	0.3611
12	0.1026	0.1365	0.1719	0.2074	0.2421	0.2752	0.3063	0.3349	0.3611
9	0.0828	0.1167	0.1535	0.1914	0.2292	0.2656	0.3000	0.3319	0.3611
6	0.0592	0.0923	0.1305	0.1713	0.2129	0.2536	0.2922	0.3282	0.3611
3	0.0302	0.0601	0.0997	0.1453	0.1929	0.2397	0.2837	0.3242	0.3611
0	0.0000	0.0000	0.0417	0.1154	0.1786	0.2333	0.2813	0.3235	0.3611

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a redeemable warrant or the exercise price is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a redeemable warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a redeemable warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a redeemable warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a redeemable warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “ —Anti-dilution Adjustments” and the denominator of which is $20.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Class A common stock to be issued for each redeemable warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the redeemable warrants is $22.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their redeemable warrants for 0.2552 shares of Class A common stock for each whole redeemable warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the redeemable warrants is $27.00 per share, and at such time there are 38 months until the expiration of the redeemable warrants, holders may choose to, in connection with this redemption feature, exercise their redeemable warrants for 0.2838 shares of Class A common stock for each whole redeemable warrant. In no event will the redeemable warrants be exercisable in connection with this redemption feature for more than 0.3611 shares of Class A common stock per redeemable warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A common stock.

This redemption feature is structured to allow for all of the outstanding redeemable warrants (and forward purchase warrants) to be redeemed when the shares of our Class A common stock are trading at or above $20.00 per share, which may be at a time when the trading price of our the shares of Class A common stock is below the exercise price of the redeemable warrants. We have established this redemption feature to provide us with the flexibility to redeem such warrants without the redeemable warrants having to reach the $36.00 per share threshold set forth above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $36.00.” Holders choosing to exercise their redeemable warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding redeemable warrants and forward purchase warrants, and therefore have certainty as to our capital structure as such warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrantholders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of such warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove such warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the redeemable warrants when the shares of our Class A common stock are trading at a price starting at $20.00, which is below the exercise price of $23.00, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their redeemable warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of our Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer Class A common stock than they would have received if we had not called the warrants for redemption, in which case the warrantholders would have been able to wait to exercise their warrants for Class A common stock if and when such Class A common stock were trading at a price higher than the exercise price of $23.00.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each redeemable warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the historical fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the historical the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) historical fair market value means the volume-weighted average price of Class A common stock as reported during the 10-trading-day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the redeemable warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the redeemable warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our Class A common stock if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our shares of Class A common stock upon our failure to complete our initial business combination, then the redeemable warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each redeemable warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the redeemable warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the redeemable warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock for capital raising purposes in connection with the closing of our initial business combination at an issue or effective issue price of less than $18.40 per share (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the amount that is (i) the total equity proceeds (and interest thereon) plus (ii) the proceeds of purchases under the forward purchase agreement, that are available for the funding of our initial business combination on the date of the consummation thereof (net of redemptions) and (z) the volume-weighted average trading price of our Class A common stock during the 20-trading-day period starting on the trading day prior to the date on which we consummate our initial business combination (such price, the “Market Value”) is below $18.40 per share, the exercise price of the warrants will be adjusted, to the nearest cent, to 115% of the higher of the Newly Issued Price and the Market Value, and the $36.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $20.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $20.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the redeemable warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the redeemable warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the redeemable warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders as provided for in the our amended and restated memorandum and articles of association or as a result of the redemption of Class A common stock by us if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the redeemable warrant properly exercises the redeemable warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the redeemable warrant. The purpose of such exercise price reduction is to provide additional value to holders of the redeemable warrants when an extraordinary transaction occurs during the exercise period of the redeemable warrants pursuant to which the holders of the redeemable warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The redeemable warrants and forward purchase warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants. The warrant agreement provides that the terms of the redeemable warrants and forward purchase warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding redeemable warrants and forward purchase warrants, voting together as a single class, to make any change that adversely affects the interests of the registered holders of redeemable warrants or forward purchase warrants.

The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of redeemable warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the redeemable warrants or forward purchase warrants. If, upon exercise of the redeemable warrants or forward purchase warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the holder.

Forward Purchase Units

We have entered into a forward purchase agreement with the forward purchasers, pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units, which will have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. The purchase of the 50,000,000 committed forward purchase units will take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The forward purchasers’ obligation to purchase the committed forward purchase units may not be transferred to any other parties.

The forward purchase agreement also provides that the forward purchasers may elect to purchase up to an aggregate of $2,000,000,000 additional forward purchase units, which will also have a purchase price of $20.00 and consist of one share of Class A common stock and one-third of one warrant. Any purchases of the up to 100,000,000 additional forward purchase units will also take place in one or more private placements in such amounts and at such time or times as the forward purchasers determine, but no later than simultaneously with the closing of our initial business combination. We and the forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase units at any time prior to our initial business combination. The forward purchasers’ right to purchase the additional forward purchase units may be transferred, in whole or in part, to any affiliate transferee, but not to third parties.

The obligation of each forward purchaser to purchase the committed forward purchase units, as well as the right of each forward purchaser to purchase the additional forward purchase units, as of the date that any forward purchaser elects to purchase forward purchase units, shall be determined by multiplying the amount of the committed forward purchase units and additional forward purchase units that have not yet been purchased by a fraction, (x) the numerator of which is the gross assets under management of such forward purchaser and (y) the denominator of which is the gross assets under management of the forward purchasers in the aggregate, in each case based upon the gross assets under management as of the last day of the month prior to such notice of election to purchase forward purchase units, adjusted for future capital activity as deemed necessary.

The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will have no right to receive our distributable Tontine redeemable warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation. The forward purchase securities, as long as they are held by the forward purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the forward purchase shares and forward purchase warrants, respectively, will be identical to the terms of the shares of Class A common stock and the redeemable warrants included in the units being issued in this offering.

The forward purchasers have agreed not to transfer, assign or sell any of the forward purchase securities until the date that is 180 days after the date we complete our initial business combination, except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Forward Purchase Securities,” to the affiliate transferees.

Pursuant to the forward purchase agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the forward purchase warrants and the shares of Class A common stock underlying the forward purchase warrants owned by the forward purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing.

Forward Purchase Warrants

The forward purchase warrants and redeemable warrants will be issued pursuant to the same warrant agreement, and accordingly will have identical terms in all respects, except that the forward purchase warrants (along with the shares of Class A common stock underlying the forward purchase warrants) will be subject to certain transfer restrictions and have certain registration rights as long as they are held by the forward purchasers or their permitted transferees.

The forward purchase warrants (including the Class A common stock issuable upon exercise thereof) will not be transferable, assignable or salable until 180 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Forward Purchase Securities,” to affiliate transferees).

Pursuant to the forward purchase agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the forward purchase warrants and the shares of Class A common stock underlying the forward purchase warrants owned by the forward purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing.

Forward Purchase Shares

The forward purchase shares will have terms identical to the shares of Class A common stock being sold in this offering except that the forward purchase shares will have no right to receive the distributable Tontine redeemable warrants, no redemption rights and no right to liquidating distributions from our trust account and, as long as the forward purchase securities are held by the forward purchasers or their permitted transferees, they will be subject to certain transfer restrictions and registration rights (as described herein).

Sponsor Warrant

Concurrently with this offering, our sponsor will purchase the sponsor warrant for an aggregate purchase price of $[●]. The fair market value of the sponsor warrant as of the date of this offering was determined by us to be $[●] in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with the us our methodology, procedures and assumptions for valuing the sponsor warrant. Taking into account such consultation, we concluded that our methodology, procedures and assumptions are reasonable. The sponsor warrant will become exercisable [●] years after the date of our initial business combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the initial business combination, at an exercise price equal to $24.00 per common share of the post-combination entity. The term “fully diluted basis” means that the number of shares deemed to be outstanding at such time will include all shares issuable upon the exercise of redeemable warrants and the forward purchase warrants, upon the exercise of stock options issued by the post-combination entity, and the shares underlying any other instrument issued by the post-combination entity, whether debt or otherwise, that is convertible or exercisable into shares of common stock, without regard to whether such warrant, option or other security is exercisable or convertible or “in-the-money” as of the time immediately following the initial business combination.

The sponsor warrant will not be redeemable by us and will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash). The sponsor warrant will have a term of ten years from the consummation of our initial business combination. The sponsor warrant and the shares underlying the sponsor warrant will be subject to certain transfer restrictions and registration rights described herein.

If the holder of the sponsor warrant elects to exercise such warrant on a cashless basis, in whole or in part, they would pay the exercise price by surrendering all or such part of the sponsor warrant for that number of shares of the post-combination entity equal to the quotient obtained by dividing (x) the product of the number of shares to be issued upon such whole or partial exercise, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share issuable thereupon ($24.00, subject to adjustment as described herein) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of a share of the post-combination entity for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Director Warrants

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with this offering, a director warrant in an amount of up to $500,000. Each director warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such director warrant divided by the sponsor warrant purchase price of [●], multiplied by 5.95%, reflecting fair market value as determined with respect to the sponsor warrant. The sponsor warrant and the maximum $2,000,000 amount of director warrants, in the aggregate, will be exercisable for that number of shares equal to [●]% of the shares of the post-combination entity on a fully diluted basis. The director warrants, if any, will be issued pursuant to the same warrant agreement as the sponsor warrant. The director warrants and the shares underlying the director warrants will be subject to transfer restrictions and have certain registration rights, and will otherwise have terms identical to those of the sponsor warrant.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 distributable Tontine redeemable warrants (or 38,333,333 distributable Tontine redeemable warrants if the underwriters’ over-allotment option is exercised in full) will be distributed, at the Tontine distribution time, on a pro-rata basis only to the holders of record of the remaining shares of Class A common stock issued in this offering that are outstanding after we redeem any shares of Class A common stock that the holders thereof have elected to redeem in connection with our initial business combination. Public stockholders who elect to redeem any shares of their Class A common stock will not receive any distribution of the distributable Tontine redeemable warrants in respect of such redeemed shares of Class A common stock.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our sponsor, as the owner of 100 shares of Class B common stock, will hold 20.0% of the voting power of our issued and outstanding common stock immediately following this offering (assuming our sponsor does not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

If we are unable to complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the shares of Class A common stock issued in this offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of our Class A common stock issued in this offering, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) vote on any initial business combination (other than the forward purchase securities) or (ii) receive funds from the trust account;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors, our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem the shares of our Class A common stock issued in this offering pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into our initial business combination; and

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of the shares of our Class A common stock issued in this offering if we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to have all or a portion of their shares of Class A common stock redeemed upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our Class A common stock issued in this offering.

We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem the shares of our Class A common stock issued in this offering in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the restrictions imposed under Section 203 of the DGCL, which provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under some circumstances, this provision will make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

We will take all necessary corporate action to ensure that our sponsor, its affiliates and their transferees will not be deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to this provision.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Exclusive Forum Provisions

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Proposed Certificate of Incorporation. Our amended and restated certificate of incorporation will also require the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Board of Directors

Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 150,000,100 (or 172,500,100 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 150,000,000 shares (or 172,500,000 if the underwriters’ over-allotment option is exercised in full) issued in this offering will be freely tradable (once the component securities of our units begin trading separately) without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 100 shares, the sponsor warrant and any director warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock, the sponsor warrant and any director warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “—Registration Rights.”

The forward purchase securities to be issued in one or more private placements no later than simultaneously with the closing of our initial business combination will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of Class A common stock then outstanding, which will equal 1,500,000 shares immediately after this offering (or 1,725,000 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its shares of Class B common stock (and shares of Class A common stock issued upon the conversion thereof), pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Our sponsor, as holder of our Class B common stock and the sponsor warrant (and any shares of common stock issuable upon the exercise or conversion of such securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities and any of our other equity securities that such persons may hold from time to time for resale (in the case of the Class B common stock, only after conversion to our Class A common stock). The holders of 20% of these securities are entitled to make up to four demands, excluding short form demands, that we register such securities. In addition, the our sponsor (and its permitted transferees), and any director who purchases a director warrant (and its permitted transferees) have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

Pursuant to the forward purchase agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the forward purchase warrants and the shares of Class A common stock underlying the forward purchase warrants owned by the forward purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing.

The post-combination entity will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A common stock and warrants on the NYSE under the symbols “PSTH.U,” “PSTH” and “PSTH.WS,” respectively. We expect that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately on the NYSE. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE. We cannot guarantee that our securities will be approved for listing.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and redeemable warrants, which we refer to collectively as our securities. Because the components of a unit generally are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one-ninth of one redeemable warrant components of the unit. As a result, the discussion below with respect to actual holders of Class A common stock and redeemable warrants also should apply to holders of units (as the deemed owners of the underlying Class A common stock and detachable redeemable warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchase units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	our sponsor, founders, officers or directors;

•	banks, financial institutions or financial services entities;

•	S corporations;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	insurance companies;

•	broker-dealers;

•	taxpayers subject to mark-to-market accounting rules;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that actually or constructively own 5% or more of our shares by vote or value;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•

accrual-method taxpayers who are required under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

•	controlled foreign corporations or passive foreign investment companies; and

•	tax-exempt entities.

This discussion also does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your own tax advisors.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND ANY APPLICABLE TAX TREATY.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-ninth of one redeemable warrant to acquire one share of our Class A common stock. Under this treatment, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-ninth of one redeemable warrant based on their relative fair market values at the time of issuance. Under

U.S. federal income tax law, each investor must make his or her own determination of fair market value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisors regarding the determination of fair market value for these purposes. The price allocated to each share of Class A common stock and the one-ninth of one redeemable warrant should be the investor’s tax basis in such share or one-ninth of one redeemable warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-ninth of one redeemable warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-ninth of one redeemable warrant based on their relative fair market values at the time of disposition. The separation of the Class A common stock and the one-ninth of one redeemable warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Class A common stock and redeemable warrants and an investor’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock or redeemable warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants. Upon a sale or other taxable disposition of our Class A common stock or redeemable warrants, which, in general, would include a redemption of Class A common stock or redeemable warrants as described below, and including as a result of a dissolution and liquidation in the event we do not consummate our initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or redeemable warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or redeemable warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or redeemable warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or redeemable warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the component Class A common stock or the redeemable warrants based upon their fair market values at that time) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or redeemable warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or redeemable warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-ninth of one redeemable warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of redeemable warrants; see “U.S. Holders—Distribution of Additional Redeemable Warrants” for a discussion regarding the tax basis of distributable Tontine redeemable warrants and adjustments to the allocation of basis as between Class A common stock and redeemable warrants upon receipt of distributable Tontine redeemable warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.

Redemption of Class A Common Stock. In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Common Stock” or we purchase a U.S. holder’s Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants” above. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as owned by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning redeemable warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the redeemable warrants that it owns at the time of the redemption. For a redemption to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Before our initial business combination, the Class A common stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not apply. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether a redemption results in a meaningful reduction in a U.S. holder’s proportionate interest in us would depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its redeemable warrants or possibly in other stock constructively owned by it.

Exercise, Lapse, or Redemption of a Redeemable Warrant. Except as discussed below with respect to the cashless exercise of a redeemable warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of Class A common stock upon exercise of a redeemable warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the redeemable warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the redeemable warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the redeemable warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. The U.S. holder’s holding period for the Class A common stock received upon exercise of a redeemable warrant will begin on the day following the date of exercise (or possibly the date of exercise) of the redeemable warrant and will not include the period during which the U.S. holder held the redeemable warrant. If a redeemable warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to the holder’s tax basis in the redeemable warrant.

The tax consequences of a cashless exercise of a redeemable warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the redeemable warrant. If the cashless exercise were treated as not being a realization event, a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the day following the date of exercise (or possibly the date of exercise) of the redeemable warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the redeemable warrant.

It also is possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder would be deemed to have surrendered redeemable warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of redeemable warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock received in respect of the redeemable warrants deemed surrendered and the U.S. holder’s tax basis in the redeemable warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the redeemable warrants deemed exercised (i.e., the portion of the U.S. holder’s purchase price for units that is allocated to the redeemable warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such redeemable warrants. A U.S. holder’s holding period for the Class A common stock would commence on the day following the date of exercise (or possibly the date of exercise) of the redeemable warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem redeemable warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Redeemable Warrants” or if we purchase redeemable warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants.”

If we provide notice that we will redeem redeemable warrants for $0.10 as described in the section of this prospectus entitled “Description of Securities—Redeemable Warrants,” and a U.S. holder exercises its redeemable warrant on a cashless basis and receives the amount of Class A common stock as determined by reference to the table set forth therein, we intend to treat such exercise as a redemption of redeemable warrants for Class A common stock for U.S. federal income tax purposes. Such redemption should be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of redeemable warrants for shares of Class A common stock. A U.S. holder’s aggregate tax basis in the shares of Class A common stock received in the redemption generally should equal the U.S. holder’s aggregate tax basis in the redeemable warrants redeemed and the holding period for the shares of Class A common stock received should include the U.S. holder’s holding period for the surrendered redeemable warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of redeemable warrants. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a redemption of redeemable warrants for shares of Class A common stock.

Distribution of Additional Redeemable Warrants. Although the authorities governing transactions such as the distribution of additional redeemable warrants before an initial business combination as described in the section of this prospectus entitled “Proposed Business—Distribution of Redeemable Warrants to Holders of Class A Common Stock Not Electing Redemption” are complex and unclear in certain respects, we expect that a U.S. holder of Class A common stock receiving additional redeemable warrants pursuant to the distribution should not be treated as receiving a taxable distribution. However, the general rule under which a distribution of a right to acquire stock (such as the additional redeemable warrants) would not be included in the taxable income of the recipient for U.S. federal income tax purposes is subject to exceptions, including for “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. For this purpose, distributions of cash or other property incident to an “isolated” redemption of stock do not cause a distribution or series of distributions to be disproportionate. Although not entirely clear, under these rules, we do not expect the distribution of additional redeemable warrants before an initial business combination to be treated as a disproportionate distribution.

If the distribution is non-taxable to a U.S. holder, and the additional redeemable warrants that the U.S. holder receives in the distribution have a fair market value equal to 15% or more of the fair market value of the U.S. holder’s shares of our Class A ordinary stock on the date of the distribution, the U.S. holder must allocate its adjusted tax basis in its Class A common stock between those shares and the additional redeemable warrants in proportion to their relative fair market values at that time. Otherwise, the U.S. holder’s tax basis in the additional redeemable warrants that the U.S. holder receives in the distribution will be zero unless the U.S. holder irrevocably elects, in its U.S. federal income tax return for the taxable year in which the additional redeemable warrants are received, to allocate its adjusted tax basis in its Class A common shares between those shares and the additional redeemable warrants as described in the foregoing sentence.

If our position is determined by the IRS or a court to be incorrect, U.S. holders receiving the additional redeemable warrants would be treated as receiving a corporate distribution in an amount equal to the fair market value of such additional redeemable warrants at that time, with the tax consequences described above under “—Taxation of Distributions.”

Possible Constructive Distributions. The terms of each redeemable warrant provide for an adjustment to the number of shares of Class A common stock for which the redeemable warrant may be exercised or to the exercise price of the redeemable warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Redeemable Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. U.S. holders of the redeemable warrants would, however, be treated as receiving a constructive distribution from us if the adjustment increases their proportionate interests in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of shares of our Class A common stock that is taxable to the U.S. holders of such shares as described under “U.S. Holders—Taxation of Distributions” above. Any such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the redeemable warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock and redeemable warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, shares of Class A common stock and redeemable warrants who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisors regarding the U.S. federal income tax consequences of an investment in (including the sale or other disposition of) our units.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividends at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for the reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from redeemable warrants or other property subsequently paid or credited to the holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent the distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants” below. In addition, if we determine that we are classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Redeemable Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a redeemable warrant, or the lapse or redemption of a redeemable warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise, lapse, or redemption of a redeemable warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Redeemable Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not consummate our initial business combination within the required time period, or redeemable warrants (including an expiration or redemption of our redeemable warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gain described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes also may be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or redeemable warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or redeemable warrants from the holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon the disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete our initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” or “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Redeemable Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. holder’s Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.

Distribution of Additional Redeemable Warrants. The U.S. federal income tax treatment of a Non-U.S. holder’s receipt of additional redeemable warrants before an initial business combination as described in the section of this prospectus captioned “Proposed Business—Distribution of Redeemable Warrants to Holders of Class A Common Stock Not Electing Redemption” generally should correspond to the U.S. federal income tax treatment of a U.S. holder on receipt of additional redeemable warrants, as described under “U.S. Holders—Distribution of Additional Redeemable Warrants” above. If our position described therein is determined by the IRS or a court to be incorrect, Non-U.S. holders receiving the additional redeemable warrants would be treated as receiving a corporate distribution in an amount equal to the fair market value of such additional redeemable warrants at that time, with the tax consequences described above under “—Taxation of Distributions.” In that event, if a distribution of additional redeemable warrants before an initial business combination were to be subject to withholding tax as described above under “—Taxation of Distributions,” the applicable withholding agent might withhold additional redeemable warrants whose aggregate fair market value equals the amount of the applicable withholding tax, or might withhold from any other amount owed to the Non-U.S. holder, including cash distributions on other property or sale proceeds from redeemable warrants or other property subsequently paid or credited to the holder.

Possible Constructive Distributions. The terms of each redeemable warrant provide for an adjustment to the number of shares of Class A common stock for which the redeemable warrant may be exercised or to the exercise price of the redeemable warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Redeemable Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. Non-U.S. holders of the redeemable warrants would, however, be treated as receiving a constructive distribution from us if the adjustment increases their proportionate interests in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of shares of our Class A common stock that is taxable to the Non-U.S. holders of such shares as described under “Non-U.S. Holders—Taxation of Distributions” above. The constructive distribution would be subject to tax as described under that section in the same manner as if the Non-U.S. holders of the redeemable warrants received a cash distribution from us equal to the fair market value of the increased interest. A Non-U.S. holder would be subject to U.S. federal income tax withholding under that section in the same manner as if the Non-U.S. holder received a cash distribution from us equal to the fair market value of the increased interest without any corresponding receipt of cash.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Class A common stock and redeemable warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will generally be allowed as a credit against the holder’s U.S. federal income tax liability (if any) and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes. Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities that are held by or through certain foreign financial institutions and certain other non-U.S. entities unless U.S. information reporting and due diligence requirements have been satisfied by, or an exemption applies to, the payee. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. holders that are exempt from withholding tax under FATCA generally must provide a certification to that effect on IRS Form W-8BEN-E to eliminate the withholding tax. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated         , 2020 we have agreed to sell to the underwriters named below, for whom Citigroup Global Markets, Inc., Jefferies LLC and UBS Securities LLC are acting as representatives, the following respective numbers of units:

Underwriter	Number of Units
Citigroup Global Markets, Inc.
Jefferies LLC
UBS Securities LLC
CastleOak Securities, L.P.
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC
Academy Securities, Inc. C.L. King & Associates, Inc.
Roberts and Ryan Investments Inc.

Total	150,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted to the underwriters a 45-day option to purchase on a pro-rata basis up to 22,500,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $ per unit. The underwriters and the selling group members may allow a discount of $ per unit on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Unit(1)		Total(1)
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting Discounts and Commissions Paid by Us	$	$	$	$

(1)

Includes $ per unit, or $ (or up to $ if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred underwriting commission includes (i) the deferral of any underwriting discounts and commissions in excess of $ (a deferral of $ , or $ if the underwriters’ over-allotment option is exercised is exercised in full), plus (ii) a 2.0% rate applied to the gross offering proceeds, with such aggregate amount of deferred underwriting commissions subject to a $56,250,000 cap. Further, 50% of the aggregate deferred underwriting commissions may be reduced on a pro-rata basis, based on the number of shares of Class A common stock that are redeemed in connection with our initial business combination. The deferred underwriting commissions will be released to the underwriters only on completion of our initial business combination, as described in this prospectus. Any underwriting commissions in excess of $30,000,000 will be added to the deferred portion of the underwriting commission.

Pursuant to FINRA Rule 5121, Jefferies LLC will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

We estimate that our out-of-pocket expenses for this offering will be approximately $3,533,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

The Representatives have informed us that the underwriters do not intend to make sales to discretionary accounts.

We, our sponsor and our officers, directors and director nominees have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of the Representatives for a period of 180 days after the date of this prospectus, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock; provided, however, that we may (1) issue and sell the sponsor warrant, any director warrants and the forward purchase securities, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to a registration rights agreement to be entered into concurrently with, or prior to, the issuance and sale of the securities in this offering, the resale of shares of Class A common stock issuable upon conversion of our Class B common stock, and (4) issue securities in connection with our initial business combination. The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect our units to be listed on the NYSE, under the symbol “PSTH.U” and, once the Class A common stock and warrants begin separate trading, to have our Class A common stock and warrants listed on the NYSE under the symbols “PSTH” and “PSTH.WS,” respectively. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or redeemable warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or redeemable warrants will develop and continue after this offering.

If we do not complete our initial business combination within 24 months (or 30 months, as applicable) from the closing of this offering, the trustee and the underwriters have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriters’ discounts and commissions will be distributed on a pro-rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public stockholders.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

•

Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s-length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering, and we may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The units are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere it is lawful to make such offers.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

provided that no such offer of units referred to in the bullet points above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Furthermore, the units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available by any person to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of units in any member state of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of units. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Residents of Japan

The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Conflicts of Interest

Joseph Steinberg, one of our director nominees, is Chairman of the Board of Directors of Jefferies Financial Group, which is affiliated with Jefferies LLC, one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of, “due diligence” with respect to, the registration statement. [●] has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act.

Pursuant to FINRA Rule 5121, Jefferies LLC will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

LEGAL MATTERS

Cadwalader, Wickersham & Taft LLP has passed upon the validity of the securities offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriters by Ropes & Gray LLP.

EXPERTS

The financial statements of Pershing Square Tontine Holdings, Ltd. at May 8, 2020, and for the period from May 4, 2020 (inception) through May 8, 2020 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Pershing Square Tontine Holdings, Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pershing Square Tontine Holdings, Ltd. (the “Company”) as of May 8, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 4, 2020 (inception) through May 8, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 8, 2020, and the results of its operations and its cash flows for the period from May 4, 2020 (inception) through May 8, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

May 20, 2020, except for Note 6 as to which the date is June 22, 2020

PERSHING SQUARE TONTINE HOLDINGS, LTD.

BALANCE SHEET

May 8, 2020

Assets:
Current assets: cash	$25,000
Deferred offering costs associated with initial public offering	300,000

Total assets	$325,000

Liabilities and Stockholders’ Equity:
Current liabilities:
Accrued offerings costs associated with initial public offering	$301,358

Total current liabilities	301,358

Commitments
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 100 shares issued and outstanding	—
Additional paid-in capital	25,000
Accumulated deficit	(1,358)

Total Stockholders’ Equity	23,642

Total Liabilities and Stockholders’ Equity	$325,000

PERSHING SQUARE TONTINE HOLDINGS, LTD.

STATEMENT OF OPERATIONS

For the Period from May 4, 2020 (Inception) through May 8, 2020

Formation and operating costs	$(1,358)

Net loss	$(1,358)

Weighted average shares outstanding, basic and diluted	100

Basic and diluted net loss per share	$(13.58)

PERSHING SQUARE TONTINE HOLDINGS, LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from May 4, 2020 (Inception) through May 8, 2020

	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance— May 4, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor	—	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—	(1,358)	(1,358)

Balance—May 8, 2020	—	$—	—	$—	$25,000	$(1,358)	$23,642

PERSHING SQUARE TONTINE HOLDINGS, LTD.

STATEMENT OF CASH FLOWS

For the Period from May 4, 2020 (Inception) through May 8, 2020

Cash Flows from Operating Activities:
Net loss	$(1,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in operating assets:
Deferred offering costs associated with initial public offering:	$(300,000)
Increase in operating liabilities:
Accrued offering costs associated with initial public offering:	$301,358

Net cash used in operating activities	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	$25,000

Net increase in cash	$25,000

Cash—beginning of the period	—

Cash—end of the period	$25,000

Supplemental disclosure of noncash activities:
Deferred offering costs to be paid by Sponsor	$300,000

PERSHING SQUARE TONTINE HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Pershing Square Tontine Holdings, Ltd. (the “Company”) was incorporated in Delaware on May 4, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At May 8, 2020, the Company had not commenced any operations. All activity for the period from May 4, 2020 (inception) through May 8, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company may generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end.

Sponsor and Proposed Financing

The Company’s sponsor is Pershing Square TH Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) organized on May 4, 2020. The Company intends to finance its Initial Business Combination with $3,000,000,000 of proceeds from the Proposed Offering of Units (as defined below) (Note 3) and the as yet to be determined amount of proceeds from the sale of the Sponsor Warrant (as defined below) (Note 4), and the proceeds, if any, from the sale of Director Warrants (as defined below) (Note 4). Upon the closing of the Proposed Offering and the sale of the Sponsor Warrant, $3,000,000,000 (or $3,450,000,000 if the underwriters’ over-allotment option is exercised in full—Note 3) will be held in a trust account (the “Trust Account”) (discussed below).

The Trust Account

The proceeds held in the Trust Account will be invested only in U.S. Treasury obligations with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in U.S. Treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation will provide that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of its Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Proposed Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete its Initial Business Combination within 24 months from the closing of the Proposed Offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of this offering but have not completed the initial business combination within such 24 month period) or (B) with respect to any other provision relating to stockholders’ right for pre-Initial Business Combination activities; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial

Business Combination within 24 months from the closing of the Proposed Offering (or 30 months, as applicable), subject to the requirements of law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro-rata share of the aggregate amount then on deposit in the Trust Account as of five business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro-rata share of the aggregate amount then on deposit in the Trust Account as of five business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro-rata share of the aggregate amount then on deposit in the Trust Account as of five business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Proposed Offering (or 30 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Proposed Offering but have not completed the initial business combination within such 24 month period) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less $100,000 to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholder’s rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The holders of our Class B common stock will not be issued any shares of Class A common stock in respect of their shares of Class B common stock if we fail to complete our Initial Business Combination within 24 months (or 30 months, as applicable) from the closing of the Proposed Offering, and will have no rights to liquidating distributions from the trust account in respect of such shares, although they will be entitled to liquidating distributions from the trust account with respect to any Public Shares that they hold (whether acquired by such person or entity during or after this offering) if we fail to complete our Initial Business Combination within the prescribed time frame.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro-rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of May 8, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At May 8, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of May 8, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Public Offering

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 150,000,000 units at a price of $20.00 per unit (the “Units”). Concurrently with the Proposed Offering, the Sponsor will purchase a warrant (the “Sponsor Warrant”) for an aggregate purchase price that is yet to be determined. The fair market value of the Sponsor Warrant as of the date of the Proposed Offering is yet to be determined by the Company and will be determined in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with the Company the methodology, procedures and assumptions used by the Company in valuing the Sponsor Warrant. Taking into account such consultation, the Company concluded that its methodology, procedures and assumptions are reasonable (see Note 4).

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-ninth of one redeemable warrant (or 16,666,666 redeemable warrants in the aggregate, assuming no exercise of the underwriters’ over-allotment option) (the “Detachable Redeemable Warrants”). We expect the Class A common stock and Detachable Redeemable Warrants comprising the Units to begin separate trading on the NYSE on the 52nd date following the date of the Proposed Offering, subject to certain conditions described herein. At the time that the Class A common stock and detachable redeemable warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on the NYSE. In addition, the Company’s amended and restated certificate of incorporation will provide that an aggregate of 33,333,333 redeemable warrants (assuming no exercise of the underwriters’ over-allotment option) (the “Distributable Tontine Redeemable Warrants” and, collectively with the Detachable Redeemable Warrants, the “Warrants”) will be distributed on a pro-rata basis to the holders of record of Public Shares that are remaining after we redeem any Public Shares that the holders thereof have elected to redeem in connection with the Initial Business Combination, which distribution will occur immediately after such redemptions and immediately prior to the closing of the Initial Business Combination.

Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $23.00 per share. In addition, if (x) we issue additional shares of Class A common stock for capital raising purposes in connection with the closing of our Initial Business Combination at an issue or effective issue price of less than

$18.40 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or their affiliates, without taking into account any shares of Class B common stock held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the amount that is (i) the total equity proceeds (and interest thereon) plus (ii) the proceeds of purchases under the forward purchase agreement, that are available for the funding of our initial business combination on the date of the consummation thereof (net of redemptions) and (z) the volume-weighted average trading price of our Class A common stock during the 20-trading-day period starting on the trading day prior to the date on which we consummate our initial business combination (such price, the “Market Value”) is below $18.40 per share, the exercise price of the warrants will be adjusted, to the nearest cent, to 115% of the higher of the Newly Issued Price and the Market Value, and the $36.00 per share redemption trigger price described below will be adjusted, to the nearest cent, to be equal to 180% of the higher of the Newly Issued Price and the Market Value.

No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination or 12 months from the closing of the Proposed Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the Warrant holders the “Reference Value”) equals or exceeds $36.00 per share.

In addition, once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.10 per Warrant upon a minimum 30 days’ prior written notice, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth below, based on the redemption date and the Fair Market Value and if, and only if, the Reference Value equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

The Company expects to grant the underwriters a 45-day option to purchase up to 22,500,000 additional Units to cover any over-allotments at the Proposed Offering price less the underwriting discounts and commissions. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the Proposed Offering.

The Company expects to pay an underwriting discount of 2.0% (for gross proceeds of the Proposed Offering of up to $1.0 billion), an underwriting discount of 1.5% (for gross proceeds of the Proposed Offering between $1.0 billion and $1.5 billion), an underwriting discount of 1.0% (for gross proceeds of the Proposed Offering between $1.5 billion and $2.0 billion) and an underwriting discount of 0.5% (for gross proceeds of the Proposed Offering above $2.0 billion) of the per Unit offering price to the underwriters at the closing of the Proposed Offering, and a deferred discount consisting of (i) any amount of the underwriting discount in excess of $30,000,000 plus (ii) 2.0% of the gross proceeds of the Proposed Offering, with such deferred discount subject to a cap of $56,250,000 (the “Deferred Discount”), payable upon the Company’s completion of an Initial Business Combination. Further, the Deferred Discount may be reduced on a pro-rata basis, based upon the number of shares of Class A common stock that are redeemed in connection with our Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

Note 4—Related Party Transactions

Sponsor Shares

On May 7, 2020, the Sponsor acquired 100 shares of Class B common stock (the “Sponsor Shares”) for an aggregate purchase price of $25,000, or $250.00 per share. As used herein, unless the context otherwise requires, “Sponsor Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Sponsor Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering except that: (i) the Sponsor Shares will have, in the aggregate, the voting power of 20.0% of the issued and outstanding common stock of the Company immediately following the Proposed Offering, while the shares of Class A common stock will have, in the aggregate, 80.0% of the voting power of the issued and outstanding common stock of the Company immediately following the Proposed Offering; (ii) the Sponsor Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination on a one-for-one basis, subject to adjustments and certain transfer restrictions; and (iii) the holders of the Sponsor Shares shall have the right to elect all directors of the Company prior to the Initial Business Combination.

The Company’s initial stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Sponsor Shares until the earlier to occur of (A) 180 days after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Sponsor Warrant

The Sponsor will agree to purchase the Sponsor Warrant for an aggregate purchase price that is yet to be determined, which will be equal to the fair market value of such warrant as of the date of the Proposed Offering as determined by the company in consultation with a third-party, nationally recognized valuation firm, in a private placement that will close no later than simultaneously with the Proposed Offering. The Sponsor Warrant will become exercisable at an as yet to be determined number of years after the date of the Initial Business Combination, and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis as of the time immediately following the Initial Business Combination, at an exercise price equal to $24.00 per common share of the post-combination entity. Of the purchase price of the Sponsor Warrant and any Director Warrants (as defined below), an amount will be deposited in the Trust Account such that $3.0 billion (or $3.45 billion in the event that the underwriters’ over-allotment option is exercised in full) will be held in the Trust Account, and the remainder of the proceeds of the Sponsor Warrant and Director Warrants will be held by the Company outside of the Trust Account and used to pay expenses in connection with the Proposed Offering and Initial Business Combination. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Sponsor Warrant and Director Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Sponsor Warrant will not be redeemable by the Company and, will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash) so long as it is held by the Sponsor or its permitted transferees.

The Sponsor will agree, subject to limited exceptions, not to transfer, assign or sell the Sponsor Warrant until an as yet to be determined number of years after the completion of the Initial Business Combination.

Director Warrants

Each of our directors, other than Mr. Ackman, will be given the opportunity to purchase, in a private placement concurrently with the Proposed Offering, a director warrant (a “Director Warrant”) in an amount of up to $500,000. Each Director Warrant will be exercisable for a percentage of the common shares of the post-combination entity (on a fully diluted basis) calculated as the purchase price of such Director Warrant divided by the Sponsor Warrant purchase price, multiplied by 5.95%, reflecting fair market value as determined with respect to the Sponsor Warrant.

As described above, certain proceeds from the sale of any Director Warrants may be deposited in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, any proceeds from the sale of the Director Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Director Warrants will not be redeemable by the Company and, will be exercisable, in whole or in part, on a cashless basis (in addition to being exercisable for cash) so long as it is held by such director or his or her permitted transferees.

Any director purchasing a Director Warrant will agree, subject to limited exceptions, not to transfer, assign or sell such Director Warrant until an as yet to be determined number of years after the completion of the Initial Business Combination.

Forward Purchase Agreement

In June 2020, Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company, each of which is a member of Sponsor and is managed by PSCM, (each a “Forward Purchaser” and collectively the “Forward Purchasers”), intends to enter into a forward purchase agreement (the “Forward Purchase Agreement”) with the Company, regarding the purchase of units (the “Forward Purchase Units”), each of which has a purchase price of $20.00 and consists of one share of Class A common stock (the “Forward Purchase Shares”), and one-third of one warrant (the “Forward Purchase Warrants”). Pursuant to the Forward Purchase Agreement, the Forward Purchasers will agree to purchase an aggregate of $1,000,000,000 of Forward Purchase Units (the “Committed Forward Purchase Units”), or 50,000,000 such units. The purchase of the Committed Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of our Initial Business Combination. The Forward Purchasers are not permitted to transfer the right to purchase the Committed Forward Purchase Units.

The Forward Purchase Agreement also will provide that the Forward Purchasers may elect to purchase up to an additional aggregate of $2,000,000,000 of Forward Purchase Units (the “Additional Forward Purchase Units”), or up to 100,000,000 such units, in whole or in part, in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine, but no later than simultaneously with the closing of the Initial Business Combination. The Company and the Forward Purchasers may determine, by mutual agreement, to increase the number of Additional Forward Purchase Units at any time prior to the Initial Business Combination. The Forward Purchasers may transfer the right to purchase the Additional Forward Purchase Units, in whole or in part, to any entity that is managed by Pershing Square Capital Management, L.P. (the “Affiliate Transferees”), but not to any third party. The Forward Purchasers’ obligation or right, as applicable, to purchase the Forward Purchase Units will be allocated among the Forward Purchasers from time to time as described in this prospectus.

The Forward Purchase Shares, the Forward Purchase Warrants and the shares of Class A common stock underlying the Forward Purchase Warrants (collectively, the “Forward Purchase Securities”) have terms identical to those of the shares of Class A common stock and the redeemable warrants included in the Units being sold in the Proposed Offering, except that the Forward Purchase Securities will be subject to transfer restrictions and will have certain rights as long as they are held by the Forward Purchaser or its permitted transferees, and the Forward Purchase Shares will not be entitled to receive any distributable Tontine redeemable warrants, will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation, and will not have any right to liquidating distributions from the trust account in the event we fail to complete our initial business combination within the Combination Period.

Registration Rights

The Sponsor and its permitted transferees will be entitled to registration rights in respect of any common stock or other equity securities of the Company that it owns (in the case of the Sponsor Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. These holders, and any director purchasing a Director Warrant (and his or her permitted transferees) will be entitled to certain demand and “piggyback” registration rights.

Pursuant to the Forward Purchase Agreement, we have agreed that we will use our commercially reasonable efforts to file within 180 days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the Forward Purchase Securities owned by the Forward Purchasers or their permitted transferees, and use our best efforts to cause such registration statement to be declared effective as soon as practicable after such closing.

The post-combination entity will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

The Sponsor has agreed to loan the Company up to $1,500,000 to cover expenses related to the Proposed Offering, general corporate purposes prior to our Initial Business Combination and potential transaction costs in connection with our intended Initial Business Combination, pursuant to a promissory note (the “Note”). This loan is unsecured, will bear interest on a monthly basis at the Applicable Federal Rate, and is payable no later than the end of the 24-month (or 30-month, as applicable) period from the closing of this offering in which we must complete our initial business offering. The loan will be repaid out of proceeds not held in the trust account. As of May 8, 2020, the Company had not borrowed any amount under the Note. The Company had no outstanding balance due under the Note at May 8, 2020.

Note 5—Stockholder’s Equity

Common Stock

The authorized common stock of the Company includes up to 200,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. Prior to the Proposed Offering, the Company intends to file an amendment to its certificate of incorporation to increase the number of shares of Class A common stock which the Company is authorized to issue to 3,000,000,000 shares of Class A common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. The shares of Class A common stock will have, in the aggregate, 80.0% of the voting power of the issued and outstanding common stock of the Company immediately following the Proposed Offering and, the shares of Class B common stock will have, in the aggregate, the voting power of 20.0% of the issued and outstanding common stock of the Company immediately following the Proposed Offering. At May 8, 2020 there were 100 shares of Class B common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At May 8, 2020, there were no shares of preferred stock issued or outstanding.

Note 6—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. From the date of the balance sheet to June 22, 2020, there were no subsequent events that necessitated disclosures and/or adjustments, other than (i) the amendment of the Committed Forward Purchase Units to $1,000,000,000 or 50,000,000 units (previously $750,000,000 or 37,500,000 units), (ii) the amendment of the Additional Forward Purchase Units to $2,000,000,000 or 100,000,000 units (previously $1,500,000,000 and 75,000,000 units) and (iii) the amendment of borrowing up to $1,500,000 (previously $5,000,000) in relation to the loan from the Sponsor the Company, in each case as discussed in Note 4.

Pershing Square Tontine Holdings, Ltd.

150,000,000 Units

PRELIMINARY PROSPECTUS

Citigroup	Jefferies		UBS Investment Bank

CastleOak Securities, L.P.	Loop Capital Markets	Ramirez & Co., Inc.	Siebert Williams Shank

Academy Securities	C.L. King & Associates		Roberts and Ryan

    , 2020

Until             , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$2,000,000
Accounting fees and expenses	60,000
SEC/FINRA expenses	673,000
NYSE listing and filing fees	85,000
Director and officer liability insurance premiums(1)	375,000
Printing and engraving expenses	40,000
Miscellaneous	300,000

Total offering expenses	$3,533,000

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the

DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our directors and officers, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On May 7, 2020, our sponsor acquired 100 shares of Class B common stock for an aggregate purchase price of $25,000.00, or $250.00 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us a sponsor warrant for a purchase price of $[●]. This purchase will take place on a private placement basis no later than simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

In June 2020, we entered into the forward purchase agreement pursuant to which the forward purchasers have agreed to purchase an aggregate of $1,000,000,000 of committed forward purchase units (50,000,000 such units) and may elect to purchase an aggregate of up to an $2,000,000,000 of additional forward purchase units (up to 100,000,000 such units), or such greater amount of additional forward purchase units as the parties may mutually agree at any time prior to our initial business combination, in one or more private placements that will occur no later than simultaneously with the closing of our initial business combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The forward purchasers are accredited investors for purposes of Rule 501 of Regulation D under the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.

3.2	Form of Amended and Restated Certificate of Incorporation.*

3.3	Bylaws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

4.5	Form of Sponsor Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Cadwalader, Wickersham & Taft LLP.*

10.1	Amended and Restated Promissory Note, dated June 20, 2020, issued to Pershing Square TH Sponsor, LLC.*

10.2	Form of Letter Agreement among the Registrant and its directors, director nominees and officers and Pershing Square TH Sponsor, LLC.*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.5	Securities Subscription Agreement, dated May 7, 2020, between the Registrant and Pershing Square TH Sponsor, LLC.*

10.6	Sponsor Warrant Purchase Agreement, dated [●], 2020, between the Registrant and Pershing Square TH Sponsor, LLC.*

10.7	Form of Indemnity Agreement.*

10.8	Forward Purchase Agreement, dated June 21, 2020, between the Registrant, and Pershing Square, L.P., Pershing Square International, Ltd. and Pershing Square Holdings, Ltd.*

14.1	Form of Code of Ethics.*

23.1	Consent of Marcum LLP.

23.2	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).*

24.1	Power of Attorney*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Form of Nominating and Corporate Governance Committee Charter.*

99.4	Consent of Lisa Gersh.*

99.5	Consent of Michael Ovitz.*

99.6	Consent of Jacqueline Reses.*

99.7	Consent of Joseph S. Steinberg.*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of June, 2020.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
William A. Ackman
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ William A. Ackman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2020
William A. Ackman

/s/ Ben Hakim	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2020
Ben Hakim